EXHIBIT 10.4


                       LIMITED LIABILITY COMPANY AGREEMENT
                                     BETWEEN
                              CARGILL, INCORPORATED
                                       AND
                        CENEX HARVEST STATES COOPERATIVES


         THIS LIMITED LIABILITY COMPANY AGREEMENT ("Agreement") is made and entered into on this 26th day of August 2002 (the "Effective Date") by and between CENEX HARVEST STATES COOPERATIVES, a corporation organized and existing under the laws of Minnesota ("CHS") and CARGILL, INCORPORATED, a corporation organized and existing under the laws of Delaware ("Cargill"), each hereafter individually referred to as a "Member" and collectively referred to as "Members".

         WHEREAS, CHS and Continental Grain Company ("Continental") formed a general partnership, namely the Tacoma Export Marketing Company ("TEMCO"), on or about the 15th day of September, 1992 for the purpose of engaging in the buying, selling, storing and handling of certain Feedgrains and Oilseeds for export from the Pacific Northwest, United States primarily through Continental's leased facility at Tacoma, Washington ("Tacoma Facility") and such other business activities as were related thereto; and

         WHEREAS, Cargill purchased and took assignment of Continental's interest in TEMCO, the Tacoma Facility and the sublease between Continental and TEMCO, and Cargill and CHS subsequently entered into an Amended and Restated Partnership Agreement on the 12th day of July 1999; and

         WHEREAS, Cargill and CHS intend to convert TEMCO from a Washington general partnership to a Delaware limited liability company, to be known as TEMCO, LLC (the "Company") and to be formed as a limited liability company organized and existing under the Delaware Limited Liability Company Act, 6 Del. C.ss. 8-101, et seq., and as required thereunder, do hereby adopt this Agreement as the operating agreement of the Company;

         NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein, the Members hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

1.1 TERMS DEFINED HEREIN. As used herein, the following terms shall have the following meanings, unless the context otherwise specifies:

         "Accountant" shall have the meaning set forth in Section 5.5(r).

         "Act" means the Delaware Limited Liability Company Act, 6 Del. C.
Section 8-101, et seq., as amended from time to time.

         "Additional Contribution" shall have the meaning set forth in Section 3.2.1.

         "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) increased for any amounts such Member is unconditionally obligated to restore under Treasury Regulations 1.704-1(b)(2)(ii.)(c), and the amount of such Member's share of Company Minimum Gain and Member Minimum Gain after taking into account any changes during such year in


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accordance with Treasury Regulations 1.7042(g)(1) and (i.)(5); and (ii) reduced by the items described in Treasury Regulation ss.1.704-1(b)(2)(ii)(d) (4), (5) and (6).

         "Affiliate" means, with respect to any Member, any Person that directly controls, is controlled by or is under common control with that Member. As used in this definition, the term "control" means the possession of the power to direct or cause the direction of the management and policies of a Person or through the direct or indirect ownership of over 50% of the outstanding capital stock or other equity interest having ordinary voting power.

         "Available Cash" means that portion of the aggregate amount of cash on hand or in bank, money market or similar accounts of the Company at any given time derived from any source and which the Board of Managers determine is available for distribution after taking in account amounts required or appropriate to maintain a reasonable amount of working capital and reserves for outstanding obligations and anticipated future expenditures of the Company.

         "Bankruptcy" with respect to any Person, means the entry of an order for relief against such Person under the Federal Bankruptcy Code.

         "Board of Managers" shall have the meaning set forth in Section 5.1.

         "Business" means the Company's business conducted in accordance with the Business Purpose.

         "Business Plan" has the meaning set forth in Section 2.7.

         "Business Purpose" means to engage in the business of buying, trading, selling, handling and transporting for export and exporting Feedgrains and Oilseeds from the Pacific Northwest, United States through the Tacoma Facility, and through the Seattle Facility pursuant to a put through agreement with the operator of the Seattle Facility, to Pacific Basin destinations and engaging in such other activities and business as may be incidental or related thereto or necessary or desirable in furtherance of such purpose. The Company shall establish or cause to be established such business organizations and shall own, directly or indirectly, such assets as the Company determines are appropriate to achieve the purpose set forth herein.

         "Capital Account" means the separate account established and maintained for each Member by the Company pursuant to Section 3.3.

         "Cash for Distribution" has the meaning set forth in Section 8.8.

         "Cash Needs" has the meaning set forth in Section 8.2.1.

         "Cobank" has the meaning set forth in Section 10.2.5.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor Internal Revenue Code.

         "Collateral" has the meaning set forth in Section 14.1.1.

         "Company" means TEMCO, LLC, a Delaware limited liability company.

         "Company Minimum Gain" shall have the same meaning as partnership minimum gain set forth in Treasury Regulations ss.ss. 1.704-2(b)(2) and 1.704-2(d).


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         "Confidential Information" has the meaning set forth in Section 11.1.

         "Contributing Member" has the meaning set forth in Section 3.2.4.

         "Credits" means all credits allowed by the Code with respect to activities of the Company or the Property.

         "Deadlock" has the meaning set forth in Section 5.6.

         "Delinquent Member" has the meaning set forth in Section 3.2.4.

         "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period; provided, however, that (a) if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes and such difference is being eliminated by use of the "remedial allocation method" defined by Treasury Regulations ss.1.704-3(d), Depreciation for such Fiscal Year shall be the amount of basis recovered for such fiscal year under the rules prescribed by Treasury Regulations ss.1.704-3(d)(2), and (b) in any other case in which the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax deduction, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis of an asset at the beginning of the Fiscal Year is zero for federal income tax purposes, then Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Members.

         "Disclosing Party" has the meaning set forth in Section 10.1.

         "Effective Date" shall mean the date set forth in the preamble of this Agreement.

         "Effective Rate" shall have the meaning set forth in Section 3.5.

         "Emergency Needs" has the meaning set forth in Section 8.2.2.

         "Fair Value" of an asset means its fair market value.

         "Feedgrains" shall mean corn and sorghum.

         "Fiscal Year" shall mean the Company's fiscal year which shall begin on June 1 and end on May 31 of each year.

         "Fundamental Issue(s)" has the meaning set forth in Section 5.5.

         "GAAP" has the meaning set forth in Section 8.6.2.

         "General Manager" has the meaning set forth in Section 6.1.

         "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (1) The initial Gross Asset Value of any asset contributed by a Member to the


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Company shall be the Fair Value of such asset, as determined by the contributing
Member and the Company;

                  (2) The Gross Asset Value of all Company assets may be adjusted to equal their respective gross fair market values, as determined by the Members, as of, among other times, the following: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis contribution of money or other property; (ii) the distribution by the Company of more than a de minimis amount of money or other property to a Member as a consideration for an interest in the Company; and
(iii) the liquidation of the Company within the meaning of Treasury Regulations ss.1.704-1(b)(2)(ii)(g) (other than a liquidation pursuant to Code Section 708(b)(1)(B));

                  (3) The Gross Asset Value of any Company asset distributed to any Member shall be the Fair Value of such asset on the date of distribution, as determined by the Members; and

                  (4) The Gross Asset Value of any Company assets may be increased (or decreased) by the Members to reflect any adjustments to the adjusted basis of such assets pursuant to Code Sections 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations ss.1.704-1(b)(2)(iv)(m) and
Section 4.5(h) hereof.

If the Gross Asset Value of an asset has been determined or adjusted hereunder, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Income and Losses.

         "Income" and "Loss" means, respectively, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a), except that for this purpose (i) all items of income, gain, deduction or loss required to be separately stated by Code Section 703(a)(1) shall be included in taxable income or loss; (ii) tax exempt income shall be added to taxable income or loss; (iii) any expenditures described in Code Section 705(a)(2)(B) (or otherwise treated in a similar manner) and not otherwise taken into account in computing taxable income or loss shall be subtracted; (iv) in the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (2) or (3) of the definition of Gross Asset Value hereunder, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Income or Losses; (v) gain or loss resulting from any disposition of a Company asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value; (vi) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period computed in accordance with the definition of Depreciation contained herein; (vii) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 734(b) or 743(b) is required by Treasure Regulations ss.1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's Interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Income or Losses, and (viii) notwithstanding any other provision of this definition, taxable income or loss shall be adjusted to eliminate the impact of any item of income or loss specifically allocated in Article IV.

         "Indemnified Parties" has the meaning set forth in Section 7.6.2.


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         "Indemnified Party" has the meaning set forth in Section 7.6.4.

         "Indemnifying Party" has the meaning set forth in Section 7.6.4.

         "Interest" refers to all of a Member's right and interest in the Company in its capacity as a Member.

         "Intellectual Property" has the meaning set forth in Section 11.4.

         "Law" means any federal, state, or local law, rule, regulation or ordinance.

         "Liquidation Proceeds" shall have the meaning set forth in Section
10.2.

         "Losses" has the meaning set forth in Section 7.6.1.

         "Managers" means the Person or Persons designated as Managers of the Company in the Certificate of Formation or those Persons subsequently chosen as the Managers of the Company from time to time pursuant to Article V.

         "Members" means those Persons who are members of the Company from time to time, including any Substitute Members. The initial Members of the Company shall be those Persons listed in the preamble of this Agreement.

         "Member Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations ss.1.704-2(i)(3).

         "Member Nonrecourse Debt" shall have the same meaning as partner nonrecourse debt set forth in Treasury Regulations ss.1.704-2(b)(4).

         "Member Nonrecourse Deductions" shall have the same meaning as partner nonrecourse deductions set forth in Treasury Regulations ss.1.704-2(i)(2). Generally, the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year equals the excess, if any, of the net increase, if any, in the amount of the Member Minimum Gain attributable to such Member Nonrecourse Debt during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent distributions are from proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Minimum Gain determined in accordance with Treasury Regulations ss.1.704-2(i).

         "Nonrecourse Deduction" shall have the same meaning as nonrecourse deductions set forth in Treasury Regulations ss.ss. 1.704-2(b)(1) and 1.704-2(c). Generally, the amount of Nonrecourse Deductions for a Fiscal Year equals the excess, if any, of any increase, if any, in the amount of Company Minimum Gain during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of Treasury Regulations ss.1.704-2(c) and (h).

         "Nonrecourse Liability" means a Company liability with respect to which no Member bears the economic risk of loss as determined under Treasury Regulations ss.ss. 1.752-1(a)(2) and 1.752-2.

         "Offer" has the meaning set forth in Section 9.2.1.


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         "Oilseeds" shall mean soybeans.

         "Other Member" has the meaning set forth in Section 9.2.1.

         "PNW" has the meaning set forth in Section 2.9.

         "Percentage Interest" means, with respect to any Member, such Member's Percentage Interest in the Company, including such Member's percentage of the net income, gain, loss, deduction and credits of the Company. The Percentage Interest for each Member, prior to any adjustments thereto required by the provisions of this Agreement, shall be as follows:

                   CARGILL, INCORPORATED                      50%
                   CENEX HARVEST STATES COOPERATIVES          50%

Unless otherwise expressly set forth in this Agreement, no changes shall be made to the Members' Percentage Interests set forth above without the unanimous written consent of the Members.

         "Person" means any individual, partnership, corporation, cooperative, trust or other entity.

         "Property" means all properties and assets that the Company may own or otherwise have an interest in from time to time.

         "Receiving Party" has the meaning set forth in Section 11.1

         "Related Party Transactions" has the meaning set forth in Section 15.1.

         "Revaluation" has the meaning set forth in Section 9.1.3.

         "Selling Member" has the meaning set forth in Section 9.2.

         "Services Agreements" has the meaning set forth in Section 2.8.1.

         "Substitute Member" shall have the meaning set forth in Section 9.1.3.

         "Tacoma Facility" shall have the meaning set forth in Section 2.10.

         "Tacoma Facility Sublease" shall have the meaning set forth in Section 2.10.

         "Tax Matters Member" shall have the meaning set forth in Section 8.11.

         "Treasurer" has the meaning set forth in Section 6.3.

         "Treasury Regulations" means the regulations promulgated by the Treasury Department with respect to the Code, as such regulations are amended from time to time, or corresponding provisions of future regulations.

1.2 INTERPRETATION. Words of the masculine gender shall be deemed to include the feminine and neuter genders, and vice versa, where applicable. Words of the singular number shall be deemed to include the plural number, and vice versa, where applicable.


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                                   ARTICLE II
                                  ORGANIZATION

2.1 PRINCIPAL OFFICE. The principal office of the Company shall be located at 5500 Cenex Drive, Inver Grove Heights, Minnesota 55077 or at such other place(s) as the Managers may determine from time to time.

2.2 REGISTERED AGENT. The Company shall maintain a registered office at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name and address of the Company's registered agent is the Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

2.3 BUSINESS PURPOSE.

         2.3.1 The Company will have all of the powers and authority granted by the Act, any other Law and this Agreement necessary, appropriate, advisable or convenient to the conduct, promotion or attainment of the Business Purpose of the Company. The Company may not conduct, however, any business or activities outside the scope of the Business Purpose.

         2.3.2 The scope of the Business Purpose may be modified only upon the written agreement of all Members.

2.4 TERM. The Company shall continue in existence from the effective date of the Certificate of Formation until the 11th day of July, 2004 unless earlier terminated in accordance with this Agreement or the Act or unless otherwise extended by the written mutual agreement of the Members.

2.5 NO LIABILITY OF MEMBERS, REPRESENTATIVES AND OFFICERS. No Member or its representative or officer, solely by reason of such status, shall be liable, under a judgment, decree or order of a court, or in any other manner, for any debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, or for the acts or omissions of any other Member or its representative or officer. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing liability on the Members, or representatives or officers of a Member, for liabilities of the Company.

2.6 INTEREST NOT ACQUIRED FOR RESALE. Each Member warrants to the Company and the other Members that: (a) the Member is duly organized, validly existing, and in good standing under the laws of its state of organization and that it has the requisite power and authority to execute this Agreement and to perform its obligations hereunder; (b) the Member is acquiring an Interest for such Member's own account as an investment and with no intent to distribute such Interest; and
(c) the Member acknowledges that the Interests have not been registered under the Securities Act of 1933 or any state securities laws, and such Member's Interest may not be resold or transferred by it except in accordance with this Agreement, the Act and all applicable Law.

2.7 ADOPTION OF BUSINESS PLAN. At least sixty (60) days prior to the beginning of each Fiscal Year, the Board of Managers shall adopt a business plan (the "Business Plan") for such Fiscal Year, which may be amended from time to time; provided, however, that the Board of Managers shall adopt an initial Business Plan within thirty (30) days after the Effective Date. The Business Plan shall include an annual budget for revenues, expenses, working capital reserves and capital expenditures; any additional capital contributions anticipated to be required for the operation of the Company's Business; and such other information, plans and strategies as the Managers deem advisable. If the Board of Managers fail to adopt


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a Business Plan for any Fiscal Year as required hereunder, the Business Plan previously in effect shall continue in effect until a new Business Plan has been adopted.

2.8 PROVISION OF SERVICES BETWEEN THE COMPANY AND THE MEMBERS.

         2.8.1 Upon the request of the General Manager or the Board of Managers, either Member, without charge, shall provide to the Company basic management and administrative advice and consultation of the kind generally provided by corporate staff to operating line functions and, including but not limited to legal services, loss prevention and safety counseling, transportation and human resources counseling, and insurance counseling (but excluding management information services), so long as the Member is providing those services to its other business segments. Upon the request to provide such Services, the Company and the Members shall each enter into a services agreement ("Services Agreement"). The Services Agreements shall be substantially similar to the form attached hereto as Exhibit 2.8.1. The Members may provide other services to the Company as the Members and the Company mutually agree upon from time to time.

         2.8.2 The expenses incurred by Cargill in its Portland, Oregon office to provide the Company with export administration support shall be provided at no cost to the Company. Similarly, the expenses incurred by CHS in its St. Paul, Minnesota office to provide the Company with accounting and trading administration support shall be provided at no cost to the Company.

         2.8.3 The Board of Managers shall oversee the provision of services under this Section 2.8, and in the event the contribution by the Members is not generally equal, the Board of Managers shall take such action as it deems necessary, such as having the Company pay one or both Members for some or all of such services.

2.9 SCOPE OF COMPANY BUSINESS. The Company business shall be limited to the Business Purpose. The Company intends to source Feedgrains and Oilseeds primarily from its Members and its Members intend to supply Feedgrains and Oilseeds on market terms from their grain originating facilities and, in the case of CHS, its affiliated cooperatives from which it purchases such Feedgrains and Oilseeds, customarily tributary to the Pacific Northwest, United States ("PNW") export market.

2.10 SUBLEASE OF TACOMA FACILITY. In order to facilitate the ability of the Company to transport and handle the Feedgrains and Oilseeds which it intends to market into export channels, TEMCO has historically utilized the Tacoma Facility and has entered into the Sublease Agreement between Continental and the TEMCO dated September 28, 1992 and amended by that certain Amendment No. 1 to Sublease dated June 1, 1997 and amended and restated in that certain Amended and Restated Sublease dated July 12, 1999, and the Company desires to utilize the Tacoma Facility and shall obtain all rights, obligations and liabilities of that certain Amended and Restated Sublease (the "Tacoma Facility Sublease"), consistent with the conversion provisions of the Act. The Tacoma Facility Sublease shall terminate on the termination, expiration or dissolution of the Company or as otherwise provided for in the Tacoma Facility Sublease.

2.11 EXCLUSIVITY IN THE PACIFIC NORTHWEST.

         2.11.1 Each Member agrees to commit all of its Feedgrains and Oilseeds origination that is tributary to the PNW for export to the Company. Whether origination is tributary to the PNW for export shall be based upon what is the best market (i.e., what is the best net value to the Member originating and selling the grain) for such grain at the time the grain is to be liquidated. If markets offer equal value, origination shall be split equally between the markets, unless doing so negatively impacts the net value to


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the Member. The Members shall transfer grain to the Company at the Company's bid price for such grain.

         2.11.2 Each Member further agrees that the Company shall be the exclusive export-marketing vehicle for it and its Affiliates for Feedgrains and Oilseeds exported through the PNW.

         2.11.3 Upon request of either Member, the other Member shall provide information reasonably requested to the requesting Member to verify compliance with the terms of this Section 2.12.

2.12 INSURANCE. The Company shall purchase and maintain commercial general liability and property insurance on the Tacoma Facility and other insurance coverage, with deductibles and limits, as established and approved by the Board of Managers. The coverage, limits and deductibles shall not be changed without the approval of the Board of Managers.

2.13 PROVISION OF THROUGHPUT SERVICES. The Company shall also provide throughput services for wheat, barley or other commodities at the Tacoma Facility for either Member from time to time at market rates.


                                   ARTICLE III
                   FINANCIAL MATTERS, CONTRIBUTIONS AND LOANS

3.1 INITIAL CAPITAL CONTRIBUTIONS. As of the Effective Date of this Agreement, each Member will have made an initial contribution to the capital of the Company as set forth on Exhibit 3.1 attached hereto and such initial contribution shall be made contemporaneous with the execution of this Agreement. Any Additional Contributions will become due in accordance with Section 3.2. The Members shall make any Additional Contributions, as contemplated in Section 3.2, in proportion to each Member's respective Percentage Interest at the time such contribution is required to be made. For tax purposes, the LLC will be viewed as a continuation of the partnership and assets will retain the same tax attributes for purposes of maintaining the capital accounts.

3.2 ADDITIONAL CAPITAL CONTRIBUTIONS.

         3.2.1 The Members agree that the Company shall meet its capital needs through the borrowing of funds as provided in Section 8.3 and that unless specifically agreed to by the Members and except as set forth in this Section 3.2, the Members shall not be obligated to make any additional capital contributions to the Company. However, if the Board of Managers determine that additional capital contributions are appropriate or necessary for the Company, the General Manager shall, by written notice, call for such additional contributions to the capital of the Company as the Board of Managers determine should be made by the Members. Within a period of time determined by the Board of Managers, not to exceed thirty (30) days following the delivery of such notice, each Member shall contribute, in cash, to the capital of the Company an amount ("Additional Contribution") equal to such Member's Percentage Interest multiplied by the aggregate additional capital contribution as called for by the Board of Managers.

         3.2.2 No interest shall accrue on any Member's Capital Account. A Member shall not be entitled to withdraw any part of its capital in the Company or to receive any capital distribution from the Company except as part of a distribution of capital agreed to by the Board of Managers as hereinafter defined or as provided in Article VIII.

         3.2.3 All capital contributions and other payments required or permitted to be made by a Member under this Agreement shall be either in cash or, at the request of any Member and if agreed to by


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the Board of Managers, on such conditions and for such fair value as the Board of Managers as hereinafter defined shall so determine, in kind.

         3.2.4 If a Member (a "Delinquent Member") shall fail to make when due a contribution required pursuant to this Agreement, the other Member (the "Contributing Member") may, in its sole discretion, advance all or part of that amount to the Company. Such advance shall be deemed to be a demand loan by the contributing Member to the Delinquent Member at an interest rate equal to 2% in excess of the Prime Rate for the period during which the advance is outstanding. This loan shall be repaid, together with such interest, by the Delinquent Member promptly upon demand from any funds of the Delinquent Member, including, without limitation, any distribution from the Company which would otherwise be payable to the Delinquent Member. Unless and until the Delinquent Member makes such repayment, the Company shall make no cash distribution to such Member (except that a cash distribution shall be applied to make such repayment and the balance then made to the formerly Delinquent Member). The Contributing Member to which such debt is due (or to which a debt pursuant to Article VIII is due) shall have a security interest in the Interest of the Delinquent Member to secure such amounts owed to it, and such security interest is hereby granted by each Member. To the extent that the principal amount of the delinquency is repaid, the principal amount of such repayment (excluding any interest) shall be deemed a contribution to the capital of the Company by the Delinquent Member and shall be reflected as such in the Capital Account of the Delinquent Member.

3.3 CAPITAL ACCOUNTS. A separate Capital Account shall be maintained for each Member in accordance with Treasury Regulations ss.1.704-1(b)(2)(iv). Each Member's Capital Account shall be (a) increased by: (i) the amount of any cash and the Gross Asset Value of property contributed to the Company by such Member, including the initial contribution set forth in Section 3.1 (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752), (ii) allocations to such Member, pursuant to Article IV, of Company income and gain (or items thereof), and (iii) to the extent not already netted out under clause (b)(ii) below, the amount of any Company liabilities assumed by the Member or which are secured by any property distributed to such Member; and (b) decreased by: (i) the amount of cash distributed to such Member by the Company, (ii) the Gross Asset Value of property distributed to such Member (net of liabilities secured by such distributed Property that such Member is considered to assume or take subject to under Code Section 752), (iii) allocations to such Member, pursuant to Article IV, of Company loss and deduction (or items thereof), and (iv) to the extent not already netted out under clause (a)(ii) above, the amount of any liabilities of the Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

         In the event any Interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

         In the event Property is subject to Code ss. 704(c) or is revalued on the books of the Company in accordance with the first paragraph of this Section
3.3 and pursuant to Treasury Regulations ss.1.704-1(b)(2)(iv)(f), the Capital Accounts shall be adjusted in accordance with Treasury Regulations ss.1.704-1(b)(2)(iv)(g) for allocations to the Members of depreciation, amortization and gain or loss, as computed for "book" purposes (and not tax purposes) with respect to such Property.

         The foregoing provisions of this Section 3.3 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations ss.ss. 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Board of Managers determine that it is prudent or advisable to modify the manner in which the Capital Accounts, or any increases or decreases thereto, are computed in order to comply with such Treasury Regulations, the Board of Managers may cause such modification to be made, provided that it is not likely to have a material effect on the amounts distributable to any Member upon the dissolution of the Company. In addition, the Members may amend this Agreement in order to comply withsuch Treasury Regulations as provided in Section 4.5(k) below.

3.4 CAPITAL WITHDRAWAL RIGHTS, INTEREST AND PRIORITY. Prior to the dissolution and termination of the Company, no Member shall be entitled to withdraw or reduce such Member's Capital Account or to receive any distributions from the Company, except as provided in Articles IV and IX. No Member shall be entitled to receive or be credited with any interest on the balance in such Member's Capital Account at any time. Except as may be otherwise expressly provided herein, no Member shall have any priority over any other Member as to the return of the balance in such Member's Capital Account.


                                   ARTICLE IV
                          ALLOCATIONS AND DISTRIBUTIONS

4.1 NON-LIQUIDATION CASH DISTRIBUTIONS. Any Available Cash shall be distributed as may be agreed to by the Board of Managers, to the Members in accordance with their respective Percentage Interests as of the end of such Fiscal Year and at such other times as may be agreed to by the Board of Managers.

4.2 LIQUIDATION DISTRIBUTIONS. Liquidation Proceeds shall be distributed in the following order of priority:

         (a) To the payment of debts and liabilities of the Company (including to Members to the extent otherwise permitted by law) and the expenses of liquidation; then

         (b) To the setting up of such reserves as the Person required or authorized by law to wind up the Company's affairs may reasonably deem necessary or appropriate for any disputed, contingent or unforeseen liabilities or obligations of the Company, if any, provided that any such reserves shall be paid over by such Person to an independent escrow agent, to be held by such agent or its successor for such period as such Person shall deem advisable for the purpose of applying such reserves to the payment of such liabilities or obligations and, at the expiration of such period, the balance of such reserves, if any, shall be distributed as hereinafter provided; then

         (c) To the Members in accordance with and to the extent of the positive balances in their respective Capital Accounts after taking into account the allocation of all Income or Loss pursuant to this Agreement for the Fiscal Year(s) in which the Company is liquidated until such Capital Accounts are reduced to zero; then

         (d) Any remainder to the Members in proportion to their Percentage Interests.

4.3 PROFITS, LOSSES AND DISTRIBUTIVE SHARES OF TAX ITEMS. The Company's Income or Loss, as the case may be, for each Fiscal Year of the Company, as determined in accordance with such method of accounting as may be adopted for the Company pursuant to Article VII, shall be allocated to the Members for both financial accounting and income tax purposes as set forth in this Article IV, except as otherwise provided for herein or unless the Members unanimously agree otherwise.

4.4 ALLOCATION OF INCOME, LOSS AND CREDITS.

         4.4.1 Income or Loss (other than from liquidation transactions) and Credits for each Fiscal Year shall be allocated among the Members in accordance with their respective Percentage Interests. To the extent there is a change in the respective Percentage Interests of the Members during the year, Income, Loss and Credits shall be allocated among the pre-adjustment and post-adjustment periods as provided in Section 4.5(l).

          4.4.2 Income from liquidation transactions shall be allocated among the Members in accordance with their respective Percentage Interests.

4.5 SPECIAL RULES REGARDING ALLOCATION OF TAX ITEMS. Notwithstanding the foregoing provisions of Article IV, the following special rules shall apply in allocating the Income or Loss of the Company:

          (a) Code Section 704(c) and Revaluation Allocations. In accordance with Code ss. 704(c) and the Treasury Regulations thereunder, Income, gain, Loss and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Gross Asset Value at the time of contribution using such method of allocation as permitted under the applicable Treasury Regulations as agreed by the Members. In the event of the adjustments to Members' Capital Account(s) pursuant to Section 3.3 (hereinafter referred to as a "Revaluation"), subsequent allocations of Income, gain, Loss and deduction with respect to such property shall take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Fair Value immediately after the adjustment in the same manner as under Code ss. 704(c) and the Treasury Regulations thereunder. If as a result of a Revaluation, Company Minimum Gain is reduced, the reduction of such Company Minimum Gain shall be added back to the net decrease or increase in Company Minimum Gain otherwise determined. Any elections or other decisions relating to such allocations shall be made by the Board of Managers in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 4.5(a) are solely for income tax purposes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Income or Loss, pursuant to any provision of this Agreement.

          (b) Minimum Gain Chargeback. Notwithstanding any other provision of this Article IV, if there is a net decrease in Company Minimum Gain during a Fiscal Year or other taxable period, each Member shall be allocated items of Income and gain for such year (and, if necessary, for subsequent years) in proportion to, and to the extent of, an amount equal to the greater of: (1) the portion of such Member's share of the net decrease in Company Minimum Gain during such year that is allocable to the disposition of Company property subject to Nonrecourse Liabilities; or (2) if such Person would otherwise have an Adjusted Capital Account Deficit at the end of such year, an amount sufficient to eliminate such Member's Adjusted Capital Account Deficit. The items to be allocated shall be determined in accordance with Treasury Regulations ss.1.704-2(g). For purposes of this Section 4.5(b) only, each Member's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to this Article IV with respect to such Fiscal Year and without regard to any net decrease in Member Minimum Gain during such Fiscal Year. The foregoing provisions of this Section 4.5(b) are intended to comply with Treasury Regulations ss.1704-2(f) and shall be interpreted and applied in a manner consistent with such regulation.

         A Member's share of Company Minimum Gain shall be, as of the relevant time, the excess of (u) the sum of Nonrecourse Deductions allocated to such Member and the aggregate distributions to such Member of Nonrecourse Liability proceeds allocable to an increase in Company Minimum Gain, over (v) the sum of the Member's aggregate share of the net decreases in Company Minimum Gain, including decreases from Revaluations. In computing the above, amounts allocated or distributed to the Member's predecessor-in-interest shall be taken into account.

         (c) Member Minimum Gain Chargeback. Notwithstanding any other provision of this Article IV other than Section 4.5(b), if there is a net decrease in Member Minimum Gain during a Fiscal Year or other taxable period, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt shall be allocated items of Income and gain for such year (and, if necessary, for subsequent years) in proportion to, and to the extent of, an amount equal to the greater of: (1) the portion of such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt during such year that is allocable to the disposition of Company property subject to such Member Nonrecourse Debt; or (2) if such Person would otherwise have an Adjusted Capital Account Deficit at the end of such year, an amount sufficient to eliminate such Member's Adjusted Capital Account Deficit. The items to be allocated shall be determined in accordance with Treasury Regulations ss.1.704-2(i)(4) and (5). For purposes of this Section 4.5(c) only, each Member's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to this Article IV with respect to such Fiscal Year, other than allocations of Company Minimum Gain pursuant to Section 4.5(b) hereof. The foregoing provisions of this Section 4.5(c) are intended to comply with Treasury Regulations ss.1.704-2(i)(4) and shall be interpreted and applied in a manner consistent with such regulation.

         (d) Qualified Income Offset. In the event any Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations ss.1.704.1(b)(2)(ii)(d)(4), (5) or (6), which causes or increases such Member's Adjusted Capital Account Deficit, items of Company Income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, provided that an allocation under this Section 4.5(d) shall be made if and only to the extent such Member would have an Adjusted Capital Account Deficit after all other allocations under this Article IV have been made. It is intended that this Section 4.5(d) be interpreted to comply with the alternate test for economic effect set forth in Treasury Regulations ss.1.704-1(b)(2)(ii)(d).

         (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be allocated to the Members in proportion to their Percentage Interests.

         (f) Member Nonrecourse Deductions. Any Member Nonrecourse Deduction shall be allocated to the Member who bears the risk of loss with respect to the loan to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations ss.1.704-2(i)(1).

         (g) Curative Allocations. Any special allocations of items of Income, gain, deduction or Loss pursuant to Sections 4.5(b), (c), (d), (e) and (f) shall be taken into account in computing subsequent allocations of income and gain pursuant to this Article IV, so that the net amount of any items so allocated and all other items allocated to each Member pursuant to this Article IV shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Article IV if such adjustments, allocations or distributions had not occurred. No allocations pursuant to Sections 4.5(b) and (c) shall be made prior to the Fiscal Year or other taxable period during which there is a net decrease in Company Minimum Gain or Member Minimum Gain, respectively, and in any such case then only to the extent necessary to avoid the potential distortion. In addition, allocations pursuant to this Section 4.5(g) with respect to Nonrecourse Deductions in
Section 4.5(e) and Member Nonrecourse Deductions in Section 4.5(f) shall be deferred to the extent the Members reasonably determine that such allocations are likely to be offset by subsequent allocations of Company Minimum Gain or Member Minimum Gain, respectively.

         (h) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code ss.ss. 734(b) or 743(b) is required, pursuant to Treasury Regulations ss.ss. 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company if Treasury Regulations ss.1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distributions was made in the event that Treasury Regulations ss.1.704-1(b)(2)(iv)(m)(4) applies.

         (i) Loss Allocation Limitation. Notwithstanding the other provisions of this Article IV, unless otherwise agreed to by the Managers, no Member shall be allocated Loss in any Fiscal Year or other taxable period that would cause or increase an Adjusted Capital Account Deficit as of the end of such Fiscal Year or other taxable period.

         (j) Share of Nonrecourse Liabilities. Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Treasury Regulation ss.1.752-3(a)(3), each Member's Interest in Company profits is equal to such Member's respective Percentage Interest.

         (k) Compliance with Treasury Regulations. The foregoing provisions of this Section 4.5 are intended to comply with Treasury Regulations ss.ss. 1.704-1(b), 1.704-2 and 1.752-1 through 5, and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

         (l) General Allocation Provisions. Except as otherwise provided in this Agreement, all items that are components of Income or Loss shall be divided among the Members in the same proportions as they share such Income or Loss, as the case may be, for the year. For purposes of determining the Income, Loss or any other items for any period, Income, Loss or any such other items shall be determined on a daily, monthly or other basis, on an accrual method of accounting.

4.6 WITHHOLDING OF DISTRIBUTIONS. Notwithstanding any other provision of this Agreement, the Board of Managers (or any Person(s) required or authorized by law to wind up the Company's affairs) may determine in their absolute discretion, when in their opinion it is in the best interest of the Company, to suspend or restrict distributions.

4.7 NO PRIORITY. Except as may be otherwise expressly provided herein, no Member shall have priority over any other Member as to Company Income, gain, Loss, Credits and deductions or distributions.

4.8 TAX WITHHOLDING. Notwithstanding any other provision of this Agreement, the Board of Managers are authorized to take any action that they determine to be necessary or appropriate to cause the Company to comply with any withholding requirements established under any federal, state or local tax law, including, without limitation, withholding on any distribution to any Member. For all purposes of this Article IV, any amount withheld on any distribution and paid over to the appropriate governmental body shall be treated as if such amount had in fact been distributed to the Member.


                                    ARTICLE V
                            MANAGEMENT OF THE COMPANY

5.1 BOARD OF MANAGERS. Except as reserved to the Members in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board of Managers ("Board of Managers"), and the Board of Managers shall have power and authority to manage and direct the business and affairs of the Company. Approval by or actions taken by the Board of Managers in accordance with this Agreement shall constitute approval or action by the Company.

5.2 DESIGNATION OF MANAGERS. The Board of Managers shall at all times consist of six (6) Managers. Two Managers shall be appointed by Cargill and two Managers shall be appointed by CHS and each Member may appoint such alternate Managers as such Member deems advisable. Each of the Members may initially appoint or replace any or all of its Managers or alternate Managers of the Board of Managers by written notice to the Company and the other Member. Each of the Members shall at all times maintain in effect the appointment of at least one
(1) Manager. Each Manager shall serve for indefinite terms at the pleasure of the appointing Member. The initial Managers of the Company, as appointed by each Member, are set forth on Exhibit 5.2

5.3 POWERS OF THE MANAGERS. In addition to the powers and authorities conferred upon them by this Agreement, the Certificate of Formation and the Act, the Board of Managers may exercise all of the powers of the Company, and do all such lawful acts and things, that are not by statute or by the Certificate of Formation or by this Agreement directed or required to be exercised or done by the Members. Notwithstanding the foregoing, except as provided below with respect to the General Manager, the Managers individually are not agents of the Company and do not have any authority to take any actions or execute any instruments on behalf of the Company or otherwise act for or bind the Company.

5.4 MEETINGS.

          5.4.1 The Board of Managers shall meet not less than quarterly at such times and places as it may determine. Meetings of the Board of Managers may be called by one (1) Manager. Notice of each meeting of the Board of Managers shall be sent by facsimile (with confirmation receipt) or mail or delivered personally, or by telephone, to each regular and alternate Manager not later than ten (10) Business Days before the date on which the meeting is to be held. The Manager(s) entitled to notice of meetings may waive such notice.

          5.4.2 The attendance of two (2) Managers from each Member shall constitute a quorum for the transaction of business of the Board of Managers. Each Manager at the meeting shall be entitled to one vote for each matter to be voted upon by the Board of Managers. Any decision or approval before the Board of Managers shall be taken by majority vote of those of the Board of Managers present or participating in a meeting at which a quorum is present; provided, however, no action shall be authorized unless at least one (1) Manager appointed by each Member votes affirmatively on such action. The failure of the Board of Managers to authorize action with respect to any matter pursuant to the foregoing sentence shall constitute a Deadlock pursuant to Section 5.6.

          5.4.3 The regular Managers shall alternately act as chairperson of meetings of the Board of Managers. Minutes of all meeting shall be prepared by the Secretary and shall be distributed to all regular Managers (and alternate Managers if present at a meeting) within thirty (30) days following any meeting.

5.5 FUNDAMENTAL ISSUES. No action may be taken or decision made which binds the Company by the General Manager, any Member on behalf of the Company, or the Company, with regard to any of the Fundamental Issues without the vote (or written consent) of the Board of Managers in accordance with Section 5.4.2. Fundamental Issues shall include decisions and actions on the following matters, and such other matters as may be deemed Fundamental Issues, from time to time, by the Board of Managers:

          (a)  calls for Additional Contributions or guarantees hereunder;

          (b) the issuance of any notes, bonds, debentures or other obligations by the Company, or the incurrence of or assumption of any indebtedness if, after giving effect thereto, the aggregate principal amount of all such indebtedness of the Company, other than indebtedness previously approved by the Board of Managers (including, without limitation, the utilization by the Company of lines of credit previously approved by the Board of Managers for the purpose of financing the business of the Company in the ordinary course), would either (i) exceed the amounts specifically provided therefor and sufficiently identified in the Company's current annual budgets referred to in Sections 5.5(p) and 8.1, or
(ii) result in direct or indirect liability on either or both of the Members for repayment of such indebtedness;

          (c) any acquisition, disposition, sale, conveyance, lease, sublease, exchange or other disposition of any interest in the Tacoma Facility other than the sublease contemplated by Section 2.10 hereof;

          (d) the acquisition, disposition, sale, conveyance, lease, sublease, exchange or other disposition of real property having a value greater than a threshold amount to be determined by the Board of Managers;

          (e) the acquisition, disposition, sale, conveyance, lease, sublease, exchange or other disposition of personal property, other than agricultural commodities traded in the ordinary course of business, with a value greater than a threshold amount to be determined by the Board of Managers;

          (f)  investing in any Person;

          (g) the establishment of trading position limits for agricultural commodities traded by the Company;

          (h) the making of loans or provision of guaranties, or the extension or pledge of credit to others, except endorsements and extensions of credit in the ordinary course of business;

          (i) the sale of any equity interests (or operation, warrant, conversion in similar rights with respect thereto) in the Company;

          (j) the selection, appointment, remuneration, removal and determination of the terms and conditions of employment agreements of officers, executives and key employees of the Company;

          (k) the payment of bonuses and perquisites to officers, executives and key employees of the Company;

          (l) the confession of any judgment against the Company or the creation, assumption, incurrence, or suffering to be created, assumed or incurred or to exist of, any encumbrance upon any of the assets or property of the Company, or the acquisition or holding or agreement to acquire or hold such property or assets subject to any encumbrance other than (i) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, and (ii) other minor encumbrances incidental to the conduct of the business of the Company or the ownership of its property and assets which are not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company;

          (m) the compromise or submission to arbitration (other than by contract specifically providing for arbitration) or litigation of any claim due, or any dispute or controversy involving the Company for any claim, dispute or controversy in excess of any amount to be determined by the Board of Managers;

          (n) the entering into of any contract or commitment (other than those contracts made in the ordinary course of business) involving aggregate expenditures in excess of an amount to be determined by the Board of Managers;

          (o) the entering into any contract or commitment (other than those commodity, sales and purchase contracts made in the ordinary course of the Company's grain merchandising business) involving either Member, or any of their Affiliates;

          (p) the approval of the annual business operating budget, capital expenditure budget and business plan and the amount of Cash for Distribution and adoption of other major financial policies of the Company;

          (q) the approval of the opening financial statements of the Company as referred to in Section 8.6;

          (r) the appointment and removal of the independent third party accountants ("Accountants") for the Company;

          (s) any material changes in the purposes of the Company beyond that expressly contemplated by this Agreement as provided in Section 2.3;

          (t) the voluntary dissolution and winding-up of the Company, provided, however, that this provision shall in no way limit the rights of the Members under Article XI.

          (u) any changes in the scope or method of operations or business policies of the Company which is likely to materially increase the working capital or cash requirements of the Company.

          (v) approval of the credit policy applicable to export sales and any material deviation therefrom.

5.6 DEADLOCK. If the Board of Managers cannot agree on any Fundamental Issue within thirty (30) days following the Board of Managers' meeting at which a decision on such Fundamental Issue was sought, or within thirty (30) days of any such Fundamental Issue being submitted to the Managers for approval, then such matter shall be submitted to the Chief Executive Officer of CHS and the appropriate Business Unit President of Cargill to resolve. If the above mentioned executives of the Members are unable to resolve such deadlocked Fundamental Issue within thirty (30) days following submission of the matter to them for resolution, and such Fundamental Issue has or will have a material adverse effect on the business of the Company, then the matter shall be submitted to arbitration in accordance with Section 13.2 of this Agreement.

5.7 SUBCOMMITTEES. The Board of Managers may appoint such subcommittees as it deems advisable, each with an equal number of representatives from each Member.

5.8 WAIVER OF NOTICE. Whenever any notice is required to be given hereunder, a written waiver thereof, signed by the Person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance or participation of a Person at a meeting shall constitute a waiver of notice of such meeting, except when the Person attends or participates in a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular meeting of the Managers need be specified in any written waiver of notice, but the business to be transacted at, or the purpose of, any special meeting of the Managers shall be specified in any written waiver of notice.

5.9 MEETINGS BY CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT. Notwithstanding Section 5.4.1, any Manager may participate in a meeting by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting pursuant hereto shall constitute presence in Person at such meeting.

5.10 ACTION WITHOUT MEETING. Any action required, or permitted, to be taken at any meeting of the Board of Managers may be taken without a meeting if written consent thereto is signed by all of the Managers and such written consent is filed with the books and records of the Company.

5.11 POWERS OF MEMBERS. Notwithstanding anything contained in this Article V, only the Members shall have the power and authority, and unanimous consent of the Members shall be required, to (a) admit a new Member, except as provided in
Article IX; (b) amend or repeal this Agreement or the Certificate of Formation or adopt a new limited liability company agreement; and (c) amend or repeal any resolution of the Members which, by its terms, is not amendable or repealable.


                                   ARTICLE VI
                             OFFICERS AND EMPLOYEES

6.1 THE GENERAL MANAGER.

          6.1.1 Cargill shall appoint the General Manager so long as the administration and trading functions of the Company are predominantly operated out of CHS' facilities. If the Company's administration and trading functions are moved to any Cargill facility, the General Manager shall be appointed by CHS. The General Manager is hereby vested with such executive and financial authority as to enable him to direct the business and affairs of the Company, subject to the directions of the Board of Managers and in accordance with this Agreement and the annual budget adopted by the Board of Managers. The General Manager shall be authorized to execute documents within the scope of his authority on behalf of the Company that will bind the Company without the necessity of obtaining the signature of either of the Members. The General Manager shall be responsible for the implementation of the various decisions of the Board of Managers and for the day-to-day management and operation of the Company. The General Manager shall regularly inform the Board of Managers of the Company's ongoing activities. The General Manager shall report to and take direction from the Board of Managers. The General Manager shall enter into transactions on behalf of the Company except that the General Manager is not authorized to take any action on a Fundamental Issue unless the Board of Managers shall have approved such action pursuant to Section 5.4.2.

          6.1.2 The General Manager shall provide the following reports to the Board of Managers:

                   (i)  daily position reports;

                   (ii) a weekly management report;

                  (iii) a monthly report on the financial condition and the business prospects of the Company;

                   (iv) a monthly report summarizing all claims made and suits filed against the Company, all potential claims and suits, and the final settlement or other resolution of claims and suits; and

                   (v) other reports requested by the Board of Managers or one of the Members.

          The provision of any such reports shall be subject to any communication guidelines to be established by the Members and the Company.

6.2 SECRETARY. The Secretary shall be appointed by the Board of Managers and shall report to the General Manager. The Secretary shall act as Secretary of all meetings of the Board of Managers, shall keep the minutes thereof in the proper book or books to be provided for that purpose, shall see that all notices required to be given by the Company are duly given and served, shall have charge of the books, records and papers of the Company relating to its organization and management as a Company, and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Managers and the General Manager.

6.3 TREASURER. The Board of Managers shall appoint the Treasurer. The Treasurer shall report to the Board of Managers. The Treasurer shall perform all the duties assigned to him by this Agreement including, without limitation, (a) arranging for the Company to borrow funds pursuant to Section 8.3; (b) submission to each Member of quarterly comparisons pursuant to Section 8.1.2, current cash estimates pursuant to Section 8.2, and statements relating to Emergency Needs pursuant to Section 8.2.2; (c) determination of the amount of Cash for Distribution and the distribution of such Cash for Distribution pursuant to Section 8.7; (d) causing to be prepared and given to each Member un-audited financial statements pursuant to Section 8.6.2; (e) having charge of, and being responsible for, all funds, securities and notes of the Company; (f) receiving and giving receipts for moneys due and payable to the Company from any sources whatsoever; (g) depositing all such moneys in the name of the Company in such banks, trust companies or other depositaries as shall be selected by the Board of Managers; (h) against proper vouchers, causing such funds to be disbursed by checks or drafts on the authorized depositaries of the Company, and being responsible for accuracy of the amounts of all moneys so disbursed; (i) regularly entering or causing to be entered into books to be kept by him or under his discretion full and adequate account of all moneys received or paid by him for the account of the Company; (j) having the right to require, from time to time, reports or statements giving such information as he may desire with respect to any and all financial transactions of the Company from the officers or agents transacting the same; and, (k) in general, all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Managers or the General Manager.

6.4 OTHER PERSONS. The Board of Managers may appoint such other executive and management employees, including Persons employed by Cargill or CHS, as it shall from time to time deem appropriate, and may approve a plan for hiring of other salaried employees including employees from Cargill and CHS.

6.5 APPOINTMENT AND REMOVAL OF OFFICERS AND EMPLOYEES. The Board of Managers shall make the appointment and removal of officers and employees of the Company. Either Member may request the removal of any officer or employee.

6.6 AFFILIATIONS. The officers, executives and other employees of the Company may also be employees of the Members or their Affiliates, and shall not be required (except as may be determined by the Board of Managers) to be full-time employees of the Company. The Board of Managers and the Members will agree on the designation of employees of the respective Members to be made available by the respective Members for the purpose of providing marketing, transportation, logistics, export administration, grain settlements, accounting and other services, for and on behalf of the Company. Such designated employees shall at all times remain employees of the respective Members. The duties performed by such designated employees for and on behalf of the Company in conducting and performing Company business shall be Company business activities. In consideration of each of the Members making such employees available to the Company, the Company shall pay to each of the Members the charges for services by and other expenses incurred by such designated employees in performing Company business and agreed by the Board of Managers as reflected in the operating budget. The Company shall have the right to direct the action of such designated employees in performance of their duties for and on behalf of the Company. If the Company does not desire to maintain the services of any such designated employee, the Company may so advise the respective Member employing such designated employee and such Member shall cause the designated employee to cease performing such services for and on behalf of the Company. Each Member retains the right to fire its employees even if designated to the Company or to transfer any such employee to other duties within the business of such Member; provided, however, that such Member will cooperate with the Company to provide a suitable replacement so that the services of like kind provided by such dismissed or transferred employee will continue to be provided to the Company.


                                   ARTICLE VII
          COMPENSATION, LIABILITY, INDEMNIFICATION AND NON-COMPETITION

7.1 COMPENSATION. No Manager will receive any compensation from the Company for serving as Manager, and each Manager will be responsible for its own costs and expenses in acting in such capacity.

7.2 LIABILITY OF MANAGERS. Except in the case where the Managers are guilty of fraud, gross negligence, misconduct, reckless disregard of duty or a criminal act which is a felony, no Manager shall be liable to the Company or any Member for any loss, damage, liability or expense suffered by the Company or any Member on account of any action taken or omitted to be taken by him as a Manager.

7.3 INDEMNIFICATION OF MANAGERS.

         7.3.1 Subject to Subsection 7.3.4, the Company shall indemnify any Person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, by reason of the fact that such Person is or was a Manager, manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Manager, manager, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such action, suit or proceeding, including attorneys' fees, if such Person acted in good faith and in a manner such Person reasonably believed to be in (or not opposed to) the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that such Person's conduct was unlawful.

          7.3.2 Subject to Subsection 7.3.4, the Company shall indemnify any Person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Person is or was a Manager, manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Manager, manager, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses actually and reasonably incurred by such Person in connection with the defense or settlement of such action or suit, including attorneys' fees, if such Person acted in good faith and in a manner such Person reasonably believed to be in (or not opposed to) the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          7.3.3 To the extent that a Manager, manager, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections 7.3.1 and 7.3.2, or in defense of any claim, issue or matter therein, such Manager, manager, officer, employee or agent shall be indemnified against expenses actually and reasonably incurred by such Person in connection therewith, including attorneys' fees.

          7.3.4 Any indemnification under Subsections 7.3.1 and 7.3.2, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Manager, manager, officer, employee or agent is proper in the circumstances because such Manager, officer, employee or agent has met the applicable standard of conduct set forth in Subsections 7.3.1 and 7.3.2. The Board of Managers shall make such determination.

          7.3.5 Expenses incurred by a Manager or officer in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Manager or officer to repay such amount if it is ultimately determined that the Manager or officer is not entitled to be indemnified by the Company as authorized in this Section 7.3. Such expenses may be so paid upon such terms and conditions, if any, as prescribed by the Board of Managers.

          7.3.6 The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section 7.3 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled.

          7.3.7 The Company may purchase and maintain insurance on behalf of any Person who is or was a Manager, manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Manager, manager, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as such, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this Section 6.3.

         7.3.8 For purposes of this Section 7.3, references to the "Company" shall include, in addition to the limited liability company, any constituent company or corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Managers, managers, officers and employees or agents, so that any Person who is or was a Manager, manager, officer, employee or agent of such constituent entity, or is or was serving at the request of such constituent entity as a Manager, manager, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this
Section 7.3 with respect to the resulting or surviving entity as such Person would have with respect to such constituent entity if its separate existence had continued.

         7.3.9 For purposes of this Section 7.3, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed to a Person with respect to any employee benefit plan; and references to "serving at the request of the Company" shall include any service as a Manager, manager, officer, employee or agent of the Company which imposes duties on, or involves services by, such Manager, manager, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this
Section 7.3.

         7.3.10 The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 7.3 shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a Manager, manager, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a Person.

7.4 OTHER BUSINESS VENTURES. Except as otherwise provided herein, any Member may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Member shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and either Member shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others, any such particular investment opportunity.

7.5 NON-SOLICITATION CLAUSE. During the duration of this Agreement each Member represents that it will not initiate employment discussions with personnel employed by the other Member by direct contact or through executive search firms, employment agencies, or other indirect means, for so long as such personnel is employed by the Member and for an additional six (6) months after such personnel leaves that Member's employ. It being understood that this would not apply in instances where personnel from either Member are responding to general advertisements of job

7.6 INDEMNIFICATION OF MEMBERS AND THE COMPANY.

         7.6.1 Each Member shall hold harmless and indemnify the other Member, the other Member's Affiliates and the Company, and their respective officers, directors, managers, employees, agents and representatives from and against and in respect of any and all claims, liabilities, losses, damages, fines, penalties, costs or expenses (including reasonable attorneys' fees, expert and consultant fees, investigation costs and response, removal and corrective action and other remediation or clean-up costs) (collectively, the "Losses") suffered or incurred by the other Member, the other Member's Affiliates or the Company to the extent that such Losses arise from, by reason of or are in connection with
(i) any negligent act or omission of the indemnifying Member or any of its officers, directors, employees, agents or representatives, and/or (ii) any misrepresentation, breach or nonfulfillment of any warranty, representation, obligation or responsibility owed to the other Member or the Company under the terms of this Agreement.

         7.6.2 The Members agree that the Company shall hold harmless and indemnify the Members, the Members' Affiliates, and their respective officers, directors, employees, agents and representatives (collectively, the "Indemnified Parties") from and against and in respect of any and all Losses suffered or incurred by the Indemnified Parties to the extent that such losses arise from, by reason of or are in connection with (i) any negligent act or omission of the Company or any of its Managers, officers, managers, employees, agents or representatives, and (ii) the operation or ownership by the Company of the Facility and the conduct of business therein, thereabout, thereon or with regard thereto at all times on and after September 19, 1992 of the Company, including without limitation environmental and Title VII claims, suits, cases or charges.

         7.6.3 If and to the extent that either Member becomes liable for or pays more than its Percentage Interest of any Company obligation or liability, other than those which arise under the circumstances described in Section 7.6.1, then (i) the other Member will pay any such excess that is unpaid or reimburse the other Member which has paid any of that excess for the amount paid by the other Member, and (ii) will indemnify and hold harmless that Member from and against any and all liability for that excess.

         7.6.4 In the event that either a Member or the Company has a claim of indemnification pursuant to this Section 7.6, then such Member or the Company (the "Indemnified Party") shall provide written notice promptly to the party from which the Indemnified Party seeks indemnification (the "Indemnifying Party"). Such written notice shall specify in reasonable detail the nature of the Losses suffered or incurred by the Indemnified Party, and, if known, the amount or an estimate of the amount of the Losses; provided, however, that failure to give such notice shall relieve the Indemnifying Party from liability only to the extent that it has been damaged by such failure to notify. If the claim for indemnification arises out of a claim or action by a third party, the Indemnifying Party may assume the defense and prosecution thereof at its own cost and expense, with counsel reasonably acceptable to the Indemnified Party, by giving prompt written notice to the Indemnified Party. In such event, the Indemnified Party shall have the right to employ, at its own expense, counsel separate from the counsel employed by the Indemnifying Party and to participate in such defense and prosecution, at its own expense, subject to the management and control of the claim by the Indemnifying Party. The Indemnifying Party shall not settle any claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. Each party to this Agreement shall cooperate fully with the other party in the defense, prosecution, negotiation of a settlement or any other matter with respect to any claim by a third party which is subject to the indemnification rights set forth herein. Any indemnification that is required to be paid by one of the Members or the Company pursuant to this Section 7.6 shall be paid within thirty (30) days after demand for the payment has been given by the indemnified Member or Company, in each case together with interest at the Effective Rate from the date on which the obligation to pay first arose to the date of payment.

         7.6.5 The respective rights and obligations of the Members, Members' Affiliates, Managers, and the Company under this Article VII shall survive the termination of this Agreement and the dissolution of the Company.


                                  ARTICLE VIII
                          ACCOUNTING AND BANK ACCOUNTS

8.1 PROGRAMS AND BUDGETS.

          8.1.1 The General Manager shall, not later than one (1) month prior to the commencement of the next succeeding Fiscal Year of the Company, prepare and submit to the Board of Managers for its review and approval a business operating budget and a capital expenditure budget for such Fiscal Year.

          8.1.2 Not later than the 25th calendar day after the close of each fiscal quarter, the Treasurer shall submit to each Member a comparison, for the immediately preceding quarter and for the year to date, of the results of operations of the Company with the applicable Fiscal Year budget.

8.2 ESTIMATES ON CASH NEEDS.

          8.2.1 Based on the budgets referred to in Section 8.1.1 and the quarterly comparisons referred to in Section 8.1.2, the Treasurer will, at such time and for such periods as requested by the Board of Managers, submit to the Board of Managers a current cash estimate showing: (i) the estimated cash disbursements which the Company will be required to make during the next succeeding calendar period for operating costs; (ii) estimated receipts; (iii) amounts needed for additional working capital; and (iv) the amount of funds ("Cash Needs") that will be required to cover the amount, if any, by which estimated cash disbursements and amounts needed for additional working capital exceed estimated receipts available to cover such cash disbursements and additional working capital. The current cash estimate shall also specify the dates on which the Company must receive the necessary funds.

          8.2.2 If, in the event of an emergency, the Company requires cash payments ("Emergency Needs") not provided for by such current cash estimates, the General Manager or the Treasurer, may at any time furnish a statement thereof to the Board of Managers, giving the maximum period of notice for any such additional cash payments as is practicable in the circumstances, specifying in detail the reasons for such emergency cash payment and the amount thereof. Upon receipt of such emergency cash statement, the Board of Managers shall promptly decide, taking into account the circumstances, how the Emergency Needs shall be met.

         8.2.3 Unless otherwise agreed by the Board of Managers, the Cash Needs and the Emergency Needs shall be made through borrowings of the Company in accordance with Section 8.3.

8.3 LOANS.

         8.3.1 In the event that the Board of Managers decides at any time during the term of this Agreement that it is desirable for the Company to borrow funds to acquire significant inventories or to meet the Cash Needs, Emergency Needs or other requirements of the Company, the Treasurer shall, within the limits of his authority as defined by the Board of Managers, negotiate on behalf of the Company to borrow such funds from financial institutions. The Board of Managers may approve, reject, or modify the terms negotiated by the Treasurer and may negotiate or authorize others to negotiate borrowings on behalf of the Company in order to find terms more beneficial to the Company.

         8.3.2 Any Member or Affiliate may make direct loans to the Company in such amounts, at such times and on such terms and conditions as may be approved by the Board of Managers. Loans by any Member to the Company shall not be considered as contributions to the Capital Account of the Member making such loan to the Company. Any loans to the Company shall (a) be evidenced by a promissory note maturing on a date that is agreed to by the Board of Managers at the time at which the loan is made, and (b) bear interest at a rate that is agreed to by the Board of Managers at the time at which the loan is made or, if no rate is agreed to by the Board of Managers, at a floating rate (the "Effective Rate") that is equal to the lower of (i) the prime rate for corporate loans at U.S. money center commercial banks as reported in THE WALL STREET JOURNAL, and (ii) the highest lawful rate. Each of the loans that is referred to in this Section 3.5 shall be treated as a fixed obligation of the Company, and advances of principal of those loans and payments of principal and interest on those loans shall be treated as transactions between the Company and a Person who is not a Member in accordance with Section 707(a) of the Code.

8.4 FISCAL YEAR AND ACCOUNTING METHOD. The Fiscal Year and taxable year of the Company shall be determined in accordance with the provisions of Code ss. 706 and the Treasury Regulations thereunder and unless otherwise required by such regulations shall annually begin on the 1st of September and end on the 31st of August and shall permit the minimum tax deferral in accordance with federal Internal Revenue Code or Treasury Regulations. The Company shall use the accrual method of accounting.

8.5 BOOKS AND RECORDS.

          8.5.1 The Company shall keep at its principal office true and accurate records of the following:

                  (i) A current list of the full name and last known business, residence, or mailing address of each Member and Manager, both past and present;

                  (ii) A copy of the Certificate of Formation, and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

                  (iii) Copies of the Company's federal, state, and local income tax returns and reports, if any, for the three (3) most recent years;

                  (iv) Copies of this Agreement and copies of any financial statements of the Company for the three (3) most recent years;

                  (v) Minutes of every regular and special meeting of the Board of Managers; and

                  (vi) Any written consents obtained from the Members or Managers pursuant to Section 5.7.

          8.5.2 Each Member (or such Member's designated representative) shall have the right during ordinary business hours to inspect and copy (at such Member's own expense) all books and records of Company.

8.6 BOOKS OF ACCOUNT

          8.6.1 The Board of Managers shall approve the opening financial statements for the Company as of the date hereof.

          8.6.2 Accurate books of account of the Company shall be maintained in accordance with Generally Accepted Accounting Principles ("GAAP") consistently applied. In those instances in which more than one GAAP can be applied, the Board of Managers shall determine, in consultation with the Member's independent accountants, which principle the Company will adopt. Such books shall at any reasonable time be available for examination by either Member, or Persons acting on its behalf, at the sole expense of such Member.

8.7 FINANCIAL STATEMENTS.

          8.7.1 Within ninety (90) days after the close of each Fiscal Year of the Company there shall be prepared and submitted to each Member the following financial statements, accompanied by the report thereon of the Accountants for the Company:

                   (i) a balance sheet of the Company as at the end of such Fiscal Year;

                   (ii)  a statement of profit and loss for such Fiscal Year;

                   (iii) a statement of changes in financial position; and

                   (iv) a statement of the respective Member Accounts and changes therein for such Fiscal Year.

          8.7.2 Within twenty (20) Business Days after the close of each fiscal month the Treasurer will cause to be prepared and given to each Member un-audited financial statements comparable to those referred to in Subsections 8.7(i) and 8.7(ii).

8.8 CASH FOR DISTRIBUTION. The Treasurer shall determine, at such times as requested by the Board of Managers, the amount of cash for distribution ("Cash for Distribution") and shall distribute such Cash for Distribution, if any, to the Members, in accordance with each Member's respective Percentage Inventory; provided, however, that (a) if any Member has advanced loans to a Delinquent Member, the distributions otherwise payable to the Delinquent Member shall be made to the other Member up to an amount sufficient to repay such loans in full with interest, and (b) if any Member is in default or delinquent in respect of an obligation to the Company, no distribution shall be made to such Member until such default is cured or such delinquent obligation is paid.

8.9 TAX RETURNS. The Company shall cause to be prepared and timely filed all federal, state and local income tax returns or other returns or statements required by applicable law. The Members shall be afforded an opportunity to review and comment upon each tax return and election of the Company, and for this purpose a final draft of each such return or election shall be distributed to the Members at least fifteen (15) days prior to the anticipated date of filing with the tax authorities concerned. If a Member disagrees with the proposed treatment of any item on a proposed tax return of the Company, then such Member shall give prompt written notice to the other Member(s) and the Company. The parties shall negotiate in good faith to resolve proper treatment of the item; however, failing such agreement the Company shall treat such item in the manner determined by a majority of the Managers. No Member shall file, or file a notice of, an inconsistent position with respect to any Company tax item pursuant to Code Section 6222(b) or otherwise, or institute proceedings, under Code Sections 6226(b) or 6228(b) or otherwise, without first notifying the other Members and the Company of such intention and the nature of the proceeding.

         The Company shall ensure that all workpapers related to the preparation of the Company's federal, state, and local tax returns for any tax year are retained by the Company for a period of not less than ten (10) years after the due date for filing (including extensions) the Company's annual or short period tax return or the period such records remain relevant with respect to open tax years of the Members, if longer. The Company shall provide each Member with an opportunity, at the expense of such Member, to obtain a complete set of such workpapers or true and accurate photocopies of such workpapers prior to their destruction. Upon the dissolution of the Company, the rights of the Company to obtain such workpapers (if retained by outside preparers) shall pass to each former Member.

8.10 CODE SECTION 754 ELECTION. In the event a distribution of Company assets occurs which satisfies the provisions of ss. 734 of the Code or in the event a transfer of an Interest occurs which satisfies the provisions of ss. 743 of the Code, absent an election by the Members to the contrary, the Company shall elect, pursuant to ss. 754 of the Code, to adjust the basis of the Company's property to the extent allowed by such ss.ss. 734 or 743 and shall cause such adjustments to be made and maintained.

8.11 TAX MATTERS MEMBER. The Company shall not elect, pursuant to ss. 6231(a)(1)(B)(ii) of the Code, to have Section 6231(a)(1)(B)(i) of the Code apply to the Company until otherwise determined by the Members. If the Members subsequently determine to elect to have this provision apply to the Company, then Cargill shall serve as the "Tax Matters Member" of the Company under the Code. [IF THERE IS GOING TO BE A TAX MATTERS PARTNER, CARGILL WOULD LIKE TO BE THE TAX MATTERS PARTNER; HOWEVER, SINCE BOTH PARTNERS ARE C-CORPORATIONS, AND THERE ARE LESS THAN TEN PARTNERS, WE DO NOT NEED TO ELECT INTO THIS PROVISION. IN OTHER WORDS, WE DO NOT NEED TO SELECT A TAX MATTERS PARTNER PURSUANT TO CODE SEC. 6031(a).].

         The Tax Matters Member shall be entitled to reimbursement for any and all reasonable expenses incurred with respect to any administrative and/or judicial proceedings affecting the Company.

         The Tax Matters Member shall incur no liability to the other Member(s) to the extent it acts in good faith in connection with its role as Tax Matters Member or otherwise in connection with the Tax Matters Member's activities in representing the Company with respect to tax matters, and the other Member agrees to cooperate with the Tax Matters Member's efforts to comply with the applicable provisions of the Code and the Treasury Regulations thereunder. The Company (and to the extent the Company resources are insufficient therefore, the other Member(s)) agrees to indemnify the Tax Matters Member with respect to any liabilities or costs the Tax Matters Member may incur in connection with its activity as Tax Matters Member of the Company, except in the case of fraud or willful misconduct of the Tax Matter Member. The Tax Matters Member may resign upon thirty (30) days notice to the other Member(s).

8.12 DEPOSITS AND INVESTMENTS. The funds of the Company shall be deposited in the name of the Company in accounts designated by the Board of Managers in banks or banking institutions to be selected by the Board of Managers or invested in such manner as shall be authorized by the Board of Managers. The Board of Managers shall prescribe such procedures as its shall deem necessary with respect to making such investments.


                                   ARTICLE IX
                             TRANSFERS OF INTERESTS

9.1 GENERAL.

          9.1.1 No Member may sell, transfer, assign, give, mortgage, alienate, pledge, hypothecate or otherwise encumber or dispose of all or any part of such Member's Interest, except as provided in this Agreement or except with the written consent of the other Member. Any purported encumbrance or disposition of an Interest in violation of the terms of this Agreement shall be null and void and of no legal effect whatsoever.

          9.1.2 Each Member shall have the right to sell, transfer or assign, for cash (but not to substitute the assignee as a Substitute Member in such Member's place, except in accordance with Section 9.1.3 below), by a written instrument, all or part of its Interest, provided that (i) the transfer would not result in the "termination" of the Company pursuant to Section 708 of the Code or cause a material adverse tax consequence to the Company or any Member, and (ii) the transferor has complied with the provisions of Section 9.2.

          9.1.3 A "Substitute Member" is a Person admitted to the Company as a Member and entitled to all the rights and bound by all the obligations of the Member for which such Person is substituted. No assignee of all or part of a Member's Interest shall become a Substitute Member in place of the assignor unless and until all other Members have consented thereto in writing and the assignor and the assignee execute such documents as the Company may reasonably deem necessary or desirable to effect such substitution, including the written acceptance and adoption by the assignee of the provisions of this Agreement; provided, however, that such consent shall not be unreasonably withheld in the event that a Member intends to assign such Member's Interest to an Affiliate. Unless and until such documents have been duly executed and delivered to the Company, the assignee shall have no rights to vote with respect to such Interest or to participate in the management of the Company or to require any information or account of the Company's transactions or to inspect the Company's books but shall only be entitled to receive distributions of cash or other property from the Company attributable to the Interest so acquired. Unless and until a permitted assignee shall become a Substitute Member in accordance with the provisions of this Section 9.1.3, the assignee shall not be entitled to vote with respect to any Company matters, such rights to remain with the assigning Member. Upon the admission of an assignee as a Substitute Member, the assigning Member shall cease to be a Member and the Substitute Member shall thereafter be deemed to be a Member and subject to all of the terms and conditions of this Agreement.

9.2 RIGHT OF FIRST REFUSAL. If at any time a Member ("Selling Member") desires to transfer any or all of its Interest to a third party pursuant to a bona fide offer to purchase such Interest for cash, the following shall apply:

          9.2.1 The Selling Member shall submit to the other Member (the "Other Member") a copy of the written offer, the name of the proposed purchaser, the price and payment terms and other terms and conditions of the third party offer (the "Offer").

          9.2.2 The Other Member shall have thirty (30) days from receipt of the Offer to accept the terms and conditions set forth in the Offer, by giving written notice thereof to the Selling Member. Failure to give notice of acceptance as required shall be deemed to be a rejection of the Offer.

          9.2.3 If the Other Member agrees to purchase the Selling Member's Interest, then the Selling Member and the Other Member shall close the purchase upon the terms and conditions of the Offer within ninety (90) days after the Offer is made (or later, if consistent with the closing date set forth in the Offer or if required by law).

          9.2.4 If the Other Member rejects the terms and conditions set forth in the Offer, the Selling Member shall have the right to consummate the sale or conveyance of its Interest (but not the substitution of the transferee of such Interest as a Substitute Member, except in accordance with Section 8.1(c)) so long as (i) the purchaser is the proposed purchaser named in the Offer, (ii) the price, payment and other terms are at least as favorable to the Selling Member as those set forth in the Offer, and (iii) the closing occurs no more than sixty
(60) days from when the Member is first notified of the Offer.

          9.2.5 Any transferee of the Selling Member's Interest who does not become a Substitute Member pursuant to Section 8.1(c) shall agree in writing to be bound by this Section 8.2 with respect to any further sale or conveyance of that Interest which such transferee may desire to make.

9.3 REASONABLENESS OF RESTRICTIONS. Each Member acknowledges and agrees that the restrictions on the transfer of interests herein are reasonable in view of the purpose and intent of the Members.

9.4 CERTAIN ENCUMBRANCES PERMITTED. Anything in this Agreement to the contrary notwithstanding, any Member (and the Affiliates of any Member) may encumber all or part of such

Member's Share to the extent and in the manner which may be required pursuant to financing agreements contemplated by Section 8.3.


                                    ARTICLE X
                           DISSOLUTION AND TERMINATION

10.1 EVENTS CAUSING DISSOLUTION. This Agreement shall be terminated and the Company shall be dissolved upon the first to occur of the following events:

          (a) the expiration of the term of the Company;

          (b) the unanimous written agreement of the Members to terminate this Agreement and to dissolve the Company;

          (c) the sale, abandonment or disposal by the Company of all or substantially all of its assets not in the ordinary course of business;

          (d) if the Company incurs a net loss for any fiscal year in excess of $10 million, and either Member requests dissolution in writing within thirty
(30) days of receipt of the financial statements referred to in Section 10.8(a) of this Agreement;

          (e) the Company or either Member shall (i) file a petition in bankruptcy, (ii) petition or apply to any tribunal for the appointment of a receiver or any trustee for it or a substantial part of its assets, (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or (iv) make an assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors; or if there shall have been filed any such petition or application, or any such petition shall have been commenced against it, in which an order for relief is entered or which remains un-dismissed for a period of forty-five (45) days or more; or the Company or either Member by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any such receivership or trusteeship to continue un-discharged for a period of forty-five (45) days or more;

          (f) if all or any portion of the Member's Interest is levied upon or attached (other than by the other Member) in any proceeding, including any suit in equity, action at law or other judicial, arbitral or administrative proceeding, and that levy or attachment is not vacated or discharged within sixty (60) days after the date on which it is made;

          (g) if a Member becomes subject to any legal incapacity affecting its right or power to participate in the Company or if there is an attempted or purported voluntary or involuntary sale, transfer, conveyance, pledge or disposal, whether direct or indirect, of the Member's Interest, except in compliance with Section 9.1;

          (h) an entry of a decree of judicial dissolution against the Company;
or

          (i) except as otherwise agreed upon in this Agreement, any other event causing a dissolution of the Company under the provisions of the Act.

10.2 EFFECT OF DISSOLUTION. Except as otherwise provided in this Agreement, upon the dissolution of the Company, the Board of Managers shall take such actions as may be required pursuant to the Act and shall proceed to wind up, liquidate and terminate the business and affairs of the Company. In connection with such winding up, the Board of Managers shall have the authority to liquidate and reduce to cash (to the extent necessary or appropriate) the Property of the Company as promptly as is consistent with obtaining a Fair Value therefor, to apply and distribute the proceeds of such liquidation and any remaining Property ("Liquidation Proceeds") in accordance with the provisions of Section 4.2, and to do any and all acts and things authorized by, and in accordance with, the Act and other applicable laws for the purpose of winding up and liquidation.

         10.2.1 All accounting on termination shall be done by the Accountants, and any determination made by the Accountants as to accounting matters shall be binding upon the Members.

         10.2.2 The Board of Managers shall determine the disposition of any other matter in connection with the sale and distribution of Property. If the Board of Managers cannot agree as to those matters, those matters shall be determined in accordance with Article XIII.

         10.2.3 Each Member shall pay to the Company all amounts owing by such Member to the Company.

         10.2.4 In conjunction with dissolution and liquidation of the Company, Cargill shall pay to the Company the then book value (net of accumulated depreciation) of all capital improvements and/or repairs made by (i) TEMCO to the Tacoma Facility during the term of the TEMCO partnership and which have been authorized to be made by its Board of Managers; and (ii) the Company to the Tacoma Facility and which have been authorized by the Company's Board of Managers.

          10.2.5 In conjunction with dissolution and liquidation of the Company, the shares of the Bank of Cooperatives ("COBANK") held by the Company shall be distributed equally to the Members; provided, however, that in the even that COBANK will not transfer the Company's shares in COBANK stock to Cargill, then CHS will purchase all of the COBANK shares owned by the Company from the Company at the Net Present Value (NPV) of the stated carrying value of such shares as expressed on the Company's financial statements. It being understood that the NPV would be computed based upon the cash payout formula for stock redemption in use by COBANK at the date of the dissolution. The discount factor to be used for calculating the NPV would be 100 basis points over the applicable United States Treasury Note rate for the cash payout period.

10.3 PUT-THROUGH AGREEMENT. Upon dissolution of the Company pursuant to Subsection 10.1.1(a), (b), (c), (d) or (e), Cargill and CHS shall enter into a put-through agreement giving CHS the right to access the Tacoma Facility for put-through of Feedgrains and Oilseeds for the balance of the term of Cargill's lease of the Tacoma Facility (including any extensions, renewals or amendments thereof) at market put-through rates. The put-through agreement shall be substantially in accordance with the terms of the Put-Through Agreement attached hereto as Exhibit 10.3.


                                   ARTICLE XI
               CONFIDENTIALITY AND INTELLECTUAL PROPERTY OWNERSHIP

11.1 CONFIDENTIALITY. During the term of this Agreement, the Members may exchange certain Confidential Information with one another; and also, each Member may exchange certain Confidential Information with the Company. "Confidential Information" shall mean all information of either Member or the Company, that is not generally known to the public, whether of a technical, business or other nature (including, without limitation, inventions, trade secrets, know-how and information relating to the customers, business plans, promotional and market activities, finances and other business affairs of such party) that is disclosed by a Member, or the Company, (the "Disclosing Party") to a Member, or the Company, (the "Receiving Party") in furtherance of this Agreement.

11.2 NON-DISCLOSURE AND NON-USE. The Receiving Party agrees to treat as secret and hold in strict confidence all Confidential Information it receives from a Disclosing Party under this Agreement. The Receiving Party agrees that it will not disclose any Confidential Information to any third party without the prior written permission of the Disclosing Party (or as otherwise specifically provided in this Agreement). The Receiving Party also agrees that it will only use the Confidential Information received under this Agreement as specifically provided herein and in furtherance of this Agreement. In the event a Receiving Party is required by court order, or by law or legal process, to disclose Confidential Information of a Disclosing Party, the Receiving Party shall inform the Disclosing Party in writing prior to making such disclosure to provide sufficient time to request a protective order or other appropriate measure, and the Receiving Party will disclose only such information that is legally required and will use its reasonable best efforts to obtain confidential treatment for any Confidential Information that is so disclosed.

11.3 EXCLUSIONS TO CONFIDENTIAL INFORMATION. Confidential Information shall not include information that (a) was in the public domain, in its entirety in a unified form, at the time of disclosure to the Receiving Party; (b) was known by the Receiving Party prior to its disclosure by the Disclosing Party; (c) becomes part of the public domain after the date of disclosure by the Disclosing Party through no fault of the Receiving Party; or, (d) is disclosed by a third party to the Receiving Party after the date of disclosure by the Disclosing Party, where the third party did not require the Receiving Party to hold such information in confidence and did not acquire such information directly or indirectly from the Disclosing Party;

11.4 OWNERSHIP. Except as otherwise specifically provided in this Agreement, all rights to Confidential Information, trade secrets, know-how, inventions, patents, patents pending, copyrights, trademarks, and tradenames (hereinafter, "Intellectual Property") owned by a Member shall be fully retained by that Member and no rights or licenses are provided the other Member or the Company. In the event that the Company develops any Intellectual Property based upon a Member's Intellectual Property, the new Intellectual Property shall be owned by that Member with a non-exclusive, royalty-free, non-transferrable, perpetual, worldwide license being granted to the Company for use of the new Intellectual Property consistent with the Business Purpose. In the event that the Company develops any Intellectual Property that is not based upon the Intellectual Property of a Member, the new Intellectual Property shall be owned by the Company with a non-exclusive, royalty-free, non-transferrable, perpetual, worldwide license being granted to each Member.

11.5 SURVIVAL. The provisions of this Article X shall survive the dissolution and liquidation of the Company and the termination of this Agreement for a period of three (3) years.


                                   ARTICLE XII
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

12.1 REPRESENTATIONS AND WARRANTIES. Each Member represents and warrants to the other Member that:

         (a) it is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation;

         (b) it is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations under this Agreement;

         (c) it has full power, authority and legal right to enter into and perform its obligations under this Agreement;

         (d) neither the execution, delivery, and performance of this Agreement, nor the consummation by it of the transactions contemplated by this Agreement, will:

                  (i) conflict with, violate, or result in a breach of any of the terms, conditions, or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator, applicable to it;

                  (ii) conflict with, violate, result in a breach of, or constitute a default under any terms, conditions, or provisions of its articles of incorporation, bylaws, or operating agreement, or of any material agreement or instrument to which it is a party or by which it is or may be bound or to which any of its material properties or assets is subject;

                  (iii) conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights, or require any consent, authorization or approval under any indenture, mortgage, lease agreement, or instrument to which it is a party or by which it may be bound; or

                  (iv) result in the creation or imposition of any lien upon any of its material properties or assets;

         (e) any registration, declaration or filing with, or consent, approval, license, permit or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required in connection with the valid execution, delivery, acceptance and performance by it of this Agreement or its consummation of any transaction contemplated by this Agreement has been completed, made or obtained on or before the effective date of this Agreement;

         (f) except as set forth on Exhibit 12.1(f), there are no actions, suits, proceedings or investigations pending or, to its knowledge, threatened against or affecting it or any of its properties, assets, or businesses in any court or before or by any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation could lead to any action, suit, or proceeding, which if adversely determined could) reasonably be expected to materially impair its ability to perform its obligations under this Agreement or to have a material adverse effect on its financial condition, and it has not received any currently effective notice of any default, under any applicable order, writ, injunction, decree permit, determination, or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator which could reasonably be expected to materially impair its ability to perform its obligations under this Agreement or to have a material adverse effect on its financial condition;

         (g) neither it nor any of its Affiliates is, nor will the Company as a result of it holding an interest in the Company be, an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940; and

         (h) it is acquiring its interest in the Company based upon its own investigation, and the exercise by it of its rights and the performance of its obligations under this Agreement will be based upon its own investigation, analysis and expertise, and its interest in the Company is being made for its own account for investment, and not with a view to its sale or distribution.

12.2 COVENANTS. Each Member covenants that it shall:

         (a) except as otherwise is provided in this Agreement, not (i) sell, assign, transfer, mortgage, encumber or dispose of any part of its Interest, or
(ii) consent to the imposition or permit to exist any lien or charge upon all or any portion of its Interest, except for liens in favor of the other Member under this Agreement and liens for taxes which either are not yet due or are being contested in good faith by appropriate proceedings;

         (b) cause to be executed and delivered such instruments as the other Member or the Board of Managers reasonably requests in order to carry out the Company's purposes or to give effect to the terms of this Agreement; and

         (c) assist the Company in preparing any tax returns which Company is responsible for preparing, cooperate fully in preparing for any audits of or disputes with taxing governmental authorities relating to the transaction set forth in this Agreement, and make available to the Company and other Member(s) such reasonably requested information, records and documentation relating to and necessary to prepare tax returns or respond to audit requests.


                                  ARTICLE XIII
                             RESOLUTION OF DISPUTES

13.1 RESOLUTION OF CONTROVERSIES. Any dispute, controversy or claim between the Members arising from this Agreement or the performance thereof shall be settled solely by arbitration in accordance with the provisions of Section 13.2.

13.2 METHOD OF ARBITRATION. The arbitration shall be effected by arbitrators selected as hereinafter provided and shall be conducted by the American Arbitration Association in Minneapolis, Minnesota applying the Commercial Arbitration Rules then in effect on the date thereof. The dispute shall be submitted to three arbitrators, each of whom shall have had at least five (5) years' experience in connection with the Business of the Company, one arbitrator being selected by the Member submitting the controversy or dispute to arbitration, the second arbitrator being selected by the other Member and the third arbitrator being selected by the two arbitrators so selected. Conditions of any such arbitration shall include (a) that the arbitrators shall not have the authority to modify, amend or supplement the terms of this Agreement, and shall interpret this Agreement strictly in accordance with its terms; (b) that the amount of capital required to be contributed by a Member to the Company shall not be increased; and (c) that the Member submitting such controversy or dispute to arbitration shall appoint its arbitrator within fifteen (15) Business Days after the date of such submission. The failure of the Member requesting arbitration to timely appoint such arbitrator shall void the effectiveness of the notice of submission of the matter to arbitration. The second arbitrator to be selected by the other Member as hereinbefore provided shall be selected within fifteen (15) Business Days after receipt of notice by such Member of the selection of the submitting arbitrator and, if the second arbitrator is not so selected, the determination of the single arbitrator selected by the submitting Member shall be binding and conclusive. If the non-submitting Member shall have timely selected the second arbitrator, then the two selected arbitrators shall select the third arbitrator within five (5) Business Days following the selection of the second arbitrator. The meetings of the arbitrators shall be held at such place or places as may be agreed upon by the arbitrators, and each Member shall bear the cost of the fees and expenses of the arbitrator selected by or for it, with the fees and expenses of the third arbitrator to be borne equally. Upon making any order or award, which order may include an order to dissolve the Company pursuant to the provisions of Article X, the arbitrators shall retain jurisdiction to determine any subsequent claim that a defaulting Member has failed to comply with terms of any such order or award. The arbitrators shall have no authority to impose a fine or penalty.


                                   ARTICLE XIV
                                SECURITY INTEREST

14.1 SECURITY FOR INDEMNITY.

          14.1.1 To secure their respective indemnity obligations hereunder, each Member hereby grants to the Company and to the other Member, pursuant to
Article IX of the Uniform Commercial Code, a security interest in its respective interest in and to the Company, and under this Agreement, including all present and future rights to any profits, payments, distributions, or other rights to payment arising under or in connection with this Agreement (the "Collateral"); provided, however, that for so long as a Member is not in default of any of its indemnity obligations hereunder, that Member may receive all payments or distributions to which its is entitled as Member of the Company. In the event a Member is in default under its indemnity obligation, to the extent such default may be cured by the payment of money, the Company may, at the request of the non-defaulting Member, make such payment and pay to the non-defaulting Member the next available funds which would otherwise have been distributed to the defaulting Member, up to an amount which will make the non-defaulting Member whole, together with interest thereon from the date paid by the Company until reimbursed to the other Member at the rate of 2% in excess of the Prime Rate.

          14.1.2 Alternatively, if the other Member incurs such loss, such other Member shall be entitled to receive all subsequent distributions otherwise payable to the defaulting Member until the non-defaulting Member has recovered the full amount of its loss together with interest at the rate of 2% in excess of the Prime Rate.

          14.1.3 Neither Member will transfer or assign, grant a security interest in or otherwise dispose of its respective interests as debtor in and to the Collateral and will maintain the Collateral free and clear of all other liens, claims and security interests whatsoever. Provided that a Member has discharged its respective obligations under and is not otherwise in default of its obligations hereunder, and is not the subject of any bankruptcy or insolvency proceeding, this security interest shall terminate only upon the settlement of all debts and claims outstanding with respect to the dissolution of the Company. Each Member shall furnish to the Company and the other Member, upon request, duly executed UCC1 financing statements covering the Collateral and such other documents, certifications and instruments as requested by the Company or the other Member, to evidence, grant, perfect and prioritize the security interest granted in the Collateral.


                                   ARTICLE XV
                                  MISCELLANEOUS

15.1 RELATED PARTY TRANSACTIONS. Any contract, commitment or understanding between the Company and any Member or an Affiliate ("Related Party Transactions"), shall be on terms and conditions that are as competitive as would be found in a similar contract, commitment or understanding entered into by unrelated third parties on an arms-length basis.

15.2 ADDITIONAL MEMBERS. Additional Members may be admitted to the Company only upon the written consent of all Members and upon such terms and conditions as such consent may specify.

15.3 NATURE OF INTEREST IN THE COMPANY. A Member's Interest shall be personal property for all purposes.

15.4 ORGANIZATIONAL EXPENSES. The Company shall pay all organization expenses incurred in connection with the creation and formation of the Company. Such expenses may be paid directly by the Company or may be reimbursed by the Company to the Members.

15.5 NOTICES. Except for the Notices required by Sections 5.5 and 6.6 which shall be governed by those Sections, any notice, demand, request, call, offer or other communication required or permitted to be given by this Agreement shall be sufficient if in writing and if hand delivered or sent by overnight mail or facsimile to the address and representative of the Member as follows:

If to Cargill:                                   With a copy to:
--------------                                   ---------------
Cargill, Incorporated                          Cargill, Incorporated
15407 McGinty Road West                        15407 McGinty Road West
Wayzata, Minnesota 55391-2399                  Wayzata, MN 55391-5624
Attention: Grain & Oilseeds Supply Chain NA    Attention:  Grain & Oilseeds
Fax: (952)742-7242                                         Supply Chain NA
                                               Fax: (952)742-6349

If to CHS:                                     with a copy to:
--------------------------------------------------------------
Cenex Harvest States Cooperatives              Cenex Harvest States Cooperatives
5500 Cenex Drive                               5500 Cenex Drive
Inver Grove Heights, MN 55077                  Inver Grove Heights, MN 55077
Attention:  Vice President, Aligned Grain      Attention: Legal Department
Fax: (651) 451-4554                            Fax: 651-451-4554

or to such other address(es) or representative(s) as either Member may designate to the other Member in writing. All mailed notices shall be deemed to be given when deposited in the United States mail, postage prepaid.

15.6 WAIVER OF DEFAULT. No consent or waiver, express or implied, by the Company or a Member with respect to any breach or default by another Member hereunder shall be deemed or construed to be a consent or waiver with respect to any other breach or default by such Member of the same provision or any other provision of this Agreement. Failure on the part of the Company or a Member to complain of any act or failure to act of another Member or to declare such other Member in default shall not be deemed or constitute a waiver by the Company or the Member of any rights hereunder.

15.7 NO THIRD PARTY RIGHTS. None of the provisions contained in this Agreement shall be for the benefit of or enforceable by any third parties, including creditors of the Company.

15.8 INTEGRATION. This Agreement, together with the Certificate of Formation, contains the entire Agreement between the Members, in such capacity, relative to the formation, operation and continuation of the Company, and this Agreement shall not be altered, modified or changed except by a written document duly executed by the Members at the time of such alteration, modification or change.

15.9 SEVERABILITY. In the event any provision of this Agreement is held to be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be enforced to the greatest extent permitted by law.

15.10 BINDING AGREEMENT. Subject to the restrictions on the disposition of Interests herein contained, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the Members and their respective heirs, personal representatives, successors and permitted assigns.

15.11 HEADINGS. The headings of the Articles and Sections of this Agreement are for convenience only and shall not be considered in construing or interpreting any of the terms or provisions hereof.

15.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one (1) agreement that is binding upon the Members, notwithstanding that all Members are not signatories to the same counterpart.

15.13 LIMITATION OF DAMAGES. In no event shall either Member be liable for the punitive, incidental or consequential damages, or loss of profit, suffered by the other Member except to the extent any such damage or loss arises pursuant to
Section 7.6.

15.14 GOVERNING LAW. Except as otherwise specifically provided herein, this Agreement shall be governed by and construed in accordance with the laws of Minnesota without giving effect to the choice of law principles of the State of Minnesota that would result in the application of the laws of another jurisdiction.

15.15 COMMERCIAL EFFICACY. The Members shall take all reasonable actions to give commercial efficacy to the terms and conditions of this Agreement and to promote the business of the Company, including, but not limited to, taking or causing the Managers of the Board of Managers appointed by them to take all necessary actions in a timely fashion, in order for the Company to pursue the business contemplated by this Agreement, entering into all the agreements contemplated hereby and any additional agreements or instruments of further assurance, as on advice from legal counsel, the Members shall reasonably deem necessary, and seeking all necessary governmental approvals.

15.16 GAAP BASIS. In the event the auditors of the Company are required hereunder to determine the values, accounts, give opinions or make, any other valuation of any nature, the auditors shall employ and apply GAAP consistently unless the context otherwise requires the application of the principles of tax accounting (or differing regulatory rules).

15.17 FIRST RIGHT ON TACOMA FACILITY. In the event Cargill wishes to sell, transfer or assign its lease of the Tacoma Facility to a third party during the term of the Company, Cargill shall provide CHS with thirty (30) days prior written notice of its desire to do so. During such thirty day period CHS shall have the first right to acquire the Tacoma Facility, and the Members shall negotiate in good faith the terms and conditions of such proposed transaction. In the event the Members cannot reach a mutually acceptable agreement for such transaction in the thirty day period, Cargill shall be free to pursue and consummate the sale, transfer or assignment of the Tacoma Facility to and with any third party, provided that such sale, transfer or assignment is on no less favorable terms and conditions to Cargill than the last offer of CHS to Cargill for same and CHS is still willing to agree to such terms and conditions (i.e., Cargill cannot sell, transfer or assign the Tacoma Facility to a third party on terms and conditions less favorable to Cargill than the last offer of CHS to Cargill for same). This section 15.18 shall not apply in the event Cargill is also transferring its Percentage Interest in the Company to a third party.

         IN WITNESS WHEREOF, CHS and Cargill have caused this Agreement to be duly executed as of the date first written above.

MEMBERS:

CARGILL, INCORPORATED                            CENEX HARVEST STATES
                                                 COOPERATIVES


By:      /s/ Wayne Teddy                         By: /s/ Richard H. Browne
    ---------------------------------------          --------------------

Name:    Wayne Teddy                             Name:   Richard H. Browne
      -------------------------------------

Title:   President - Cargill Grai & Oilseed      Title:  Senior Vice President
       ------------------------------------
         Supply Chain N.A.

                                  EXHIBIT 2.8.1


                           FORM OF SERVICES AGREEMENT

                               SERVICES AGREEMENT

         This Services Agreement ("Agreement") dated as of ________ between _________________ ("Provider"), a _____ corporation having an office at
______________ and THE TEMCO, LLC ("Company"), a Delaware limited liability company. Provider and Company may be referred to individually as a "Party" and together as the "Parties". All Capitalized terms used and not defined herein shall have the meaning assigned them in the LLC Agreement.


                                    RECITALS

         A. Pursuant to a Limited Liability Company Agreement dated as of ____________. 2002 (the "LLC Agreement"), Cenex Harvest States Cooperatives ("CHS") and Cargill, Incorporated ("Cargill") have formed Company, in which they each have a 50 percent ownership interest.

         B. Company wishes Provider, and Provider is willing, to provide to Company certain administrative, support and other services (as further described below, the "Services") in connection with the operation of Company.


                                   AGREEMENTS

         Company and Provider agree as follows:

         1.       Services.

                  (a) Subject to the terms of this Agreement, Provider shall provide the Services set forth on each Schedule of Services, the form of which is attached as Exhibit A. Each Schedule of Services shall describe the Services to be provided by Provider and shall make reference to this Agreement. A Schedule of Services shall be binding upon the Parties only upon having been executed by both Parties. Each Schedule of Services executed by the Parties shall be governed by this Agreement. Any conflict between the terms of this Agreement and the terms set forth in a Schedule of Services shall be resolved in favor of the terms set forth in the Schedule of Services.

                  (b) With Company's consent, which may not be unreasonably withheld, Provider may enter into arrangements with any of Provider's affiliates for the performance of the Services to be provided by Provider under this Agreement. The Services shall be provided to Company at such locations as may be mutually determined by the Parties. Provider shall be responsible for obtaining (at its own cost) any licenses, permits or other approvals that may be necessary for Provider or any of its employees or affiliates to provide the Services.

         2. Provider's Standard of Conduct. In providing the Services, Provider shall use commercially reasonable efforts, shall act in good faith, shall act in accordance with normal business practices and shall act in accordance with Company's established policies.

         3. Compensation for Services. Provider shall be compensated for the Services provided to Company under this Agreement as set forth in each Schedule of Services. Provider shall be free to increase or decrease the number of its employees and otherwise to incur expenses as it deems necessary in providing the Services and in accordance with the standard set forth in Section 2 of this Agreement; provided, however, that any such action by Provider shall not increase the fees for Services unles mutually agreed by the Parties.

         4. Payment for Services. Except as may otherwise be provided in each Schedule of Services, as soon as practicable at the end of each month Provider shall submit invoices for Services rendered to Company during that month including, when required, all sales, use, excise or similar taxes which may be applicable to the Services. All invoices shall describe in reasonable detail the Services provided during the month and shall be due and payable twenty (20) days after the date of issue. Company shall pay all undisputed amounts on each invoice, but shall be entitled to withhold payment of any amount in dispute and shall promptly notify Provider of the dispute. Company shall promptly provide Provider with records relating to the disputed amount so as to enable the Parties to resolve the dispute and, to the extent Provider is entitled to any amounts withheld by Company as determined by the resolution of any such dispute, the withheld amount shall be due and payable on the last day of the month in which the dispute is resolved together with interest calculated from the original due date. Company shall pay interest on all overdue amounts at a floating rate that is equal to the lower of (i) two percent above the base rate on corporate loans at U.S. money center commercial banks as reported in THE WALL STREET JOURNAL and (ii) the highest lawful rate.

         5. Relationship Among the Parties. Provider in rendering Services under this Agreement is acting as an independent contractor. As such, Provider or, if applicable, its affiliates, shall, at all times, remain the sole employer of the employees providing Services and shall be responsible for the overall control and management of those employees, including evaluation, discipline and termination of those employees. Nothing contained in this Agreement shall be construed as granting Provider or any of its employees any rights to future employment with, or compensation or benefits from, Company, or rights under any employee benefit plan of Company. Provider shall be responsible for the compensation, benefits, insurance (including workers' compensation), taxes, FICA and expenses (business or otherwise) paid to, or on behalf, of the employees providing Services. Nothing in this Agreement and no actions of the Parties under this Agreement shall be construed such that (a) Provider or the employees or affiliates providing Services shall be or be deemed to be an employee, servant or agent of Company or (b) any partnership, joint venture or agency relationship shall be created or be deemed to be created and neither Company nor any of the employees or affiliates providing Services shall represent that it has or is in any such relationship with Company. Other than as specifically provided in this Agreement, nothing in this Agreement shall confer on Provider or any of its employees, affiliates, agents or representatives any authority to obligate or make any contractual commitments whatsoever on behalf of Company.

         6. Non-Exclusivity. Company acknowledges that Provider has other commercial activities and that Provider will allocate its resources between the provision of Services under this Agreement and those other commercial activities according to its best commercial judgment, which in no event shall be less than commercially reasonable judgment. Nothing in this Agreement shall be construed as requiring Provider to devote its resources exclusively to performing Services under this Agreement.

         7. Compliance With Laws. Company shall use the Services only in accordance with all applicable federal, state and local laws and regulations and the reasonable requirements of Provider. Provider reserves the right to take all actions, including termination of any particular Services, that Provider reasonably believes to be necessary to assure compliance with applicable laws, regulations and tariffs. In performing the Services, Provider shall comply with all applicable federal, state and local laws, rules and regulations, as well as the reasonable requirements of Company.

         8. Indemnities.

                  (a) Each of the Parties will hold harmless the other Party and the other Party's affiliates and its directors, officers, partners, employees, servants, agents, and consultants and successors and permitted assigns of any of the foregoing from and against any and all losses, costs, liabilities, claims, demands, actions, suits and proceedings and expenses (including without limitation reasonable attorneys' fees and expenses and any and all expenses incurred in investigating, preparing or defending against any action, claim or proceeding, commenced, threatened or pending) ("Damages") which result from (i) any act or omission by the indemnifying Party (or with respect to Provider, any act or omission of Provider's affiliates) or any director, officer, employee, agent, consultant or representative of the indemnifying Party (or with respect to Provider, of its affiliates) that is outside the scope of or in breach of the terms of this Agreement, and/or (ii) the failure of that indemnifying Party (or with respect to Provider, the failure by Provider's affiliates) or any director, officer, employee, agent, consultant or representative of the indemnifying Party (or with respect ot Provider, of its affiliates) to perform its obligations under this Agreement, except to the extent that the Damages result from the other Party's negligence, bad faith or willful misconduct. The amount of any claim made by one Party against the other under this Section 8 shall be reduced by the amount of proceeds of any insurance for the benefit of the Party seeking indemnification that is paid on account of the claim for which indemnification is required. The rights and obligations of the Parties under this Section 8(a) will survive the termination of this Agreement.

                  (b) Each Party ("Indemnifying Party") shall indemnify and hold harmless the other Party ("Indemnified Party") from and against all liabilities, costs, expenses and damages (collectively, "Loss") incurred by the Indemnified Party arising from the death or personal injury of the Indemnified Party's employees, agents or representatives or damage to the Indemnified Party's property, to the extent that any such Loss is caused by Indemnifying Party's negligent act or omission or willful misconduct.

                  (c) Any indemnification that is required to be paid by one of the Parties pursuant to Sections 8(a) or 8(b) shall be paid within thirty (30) days after demand for the payment, accompanied by evidence of the computation of the amount demanded, has been given by the other Party, except to the extent of any dispute between the Parties with respect to such indemnification, in which event such indemnification, if any, will be paid within thirty (30) days of resolution of such dispute.

         9. Representations, Warranties and Covenants. In addition to any other representations, warranties and covenants in this Agreement, each of the Parties
(a) represents and warrants that it has full power, authority and legal right to enter into and perform its obligations under this Agreement, and (b) will:

                  (i) promptly notify the other Party of all matters that come to its attention that relate to the performance of this Agreement; and

                  (ii) cause to be executed and delivered such instruments as the other Party reasonably requests in order to give effect to the terms of this Agreement.

Further, Provider represents and warrants the following:

                (i) Provider has the capability, experience, and means necessary to perform the Services contemplated by this Agreement. Provider shall perform the Services using appropriate skill and attention. Services will be performed using personnel, equipment, and material qualified and suitable to do the work requested.

                (ii) Provider shall provide the Services with properly trained and informed personnel. Provider shall be solely responsible for the acts and omissions of its employees, permitted affiliates and agents and for any other person performing Services under this Agreement at the direct request of Provider.

         10. Right of Supervision and Inspection. In the performance of the Services required by this Agreement, Provider is an independent contractor with full authority to direct and control the performance of the details of the Services. However, the quality of the Services must meet the approval of Company and are subject to Company's general rights of inspection to ensure satisfactory completion.

         11. Nondisclosure. The Nondisclosure Provisions attached as Exhibit B are incorporated into this Agreement as if fully set forth herein.

         12. Excuse.

                  If either Party is unable in whole or in part by reason of any cause not reasonably within its control to perform any of its obligations under this Agreement when such performance is due (other than the obligation to pay when due all amounts that are owed to the other, which shall not be excused), then upon that Party's giving notice describing that cause and if that Party uses its commercially reasonable best efforts to remedy the cause of the excuse as promptly as possible (i) that obligation shall be excused, but only to the extent of such inability and during the continuance of such inability, (ii) the Party affected shall be excused from any liability for any failure to perform such obligation to the extent so excused and (iii) the other Party shall be excused from any corresponding obligation to the appropriate extent.

         13. Term and Termination.

                  (a) This Agreement shall remain in effect for a period which is coextensive with the term of the LLC Agreement and shall terminate when the LLC Agreement terminates unless this Agreement is earlier terminated either (i) by written notice given by the nondefaulting Party to the defaulting Party that the defaulting Party has failed to perform its obligations under this Agreement for at least thirty (30) days after notice of that failure to perform was given to the defaulting Party by the nondefaulting Party, (ii) by Company on sixty
(60) days written notice, or (iii) by Provider on six (6) months written notice.

                  (b) Upon termination of this Agreement, all of the obligations of each of the Parties under this Agreement shall terminate except (i) the Parties shall remain liable for any obligation or provision under this Agreement which has accrued prior to termination, and/or which expressly or by implication is intended to survive termination of this Agreement and (ii) each Party shall remain liable for the obligation to pay when due all amounts owed to the other.

                  (c) The non-disclosure and non-use provisions of Exhibit B shall terminate two (2) years following the termination of this Services Agreement or termination of the Limited Liability Company Agreement between Cargill, Incorporated and Cenex Harvest States Cooperatives, which ever terminates later.

         14. Assignment. This Agreement shall inure to the benefit of and be fully binding upon the Parties and their respective successors and permitted assigns. Neither Party may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other Party.

         15. Claims and Litigation. Each Party shall notify the other Party of any significant claim, demand, right or cause of action asserted, threatened or instituted against either Party which may affect in a material way the performance of this Agreement. Any negotiations or litigation of any such claim, demand, right or cause of action shall be conducted by the Party against which such claim, demand, right or cause of action is asserted, threatened or instituted, with the other Party having the right to be reasonably advised as to the status of and to participate in such negotiations or litigation if its interests under this Agreement are involved. If a Party (the "Indemnitee") desires to settle a claim that has been made against it and for which it may be entitled to indemnification by the other party (the "Indemnitor") under Section 8 ("Indemnification"), then the Indemnitee shall notify the Indemnitor in writing (the "Settlement Notice") of the terms on which the Indemnitee desires to settle the claim (the "Settlement Terms") and that it intends to seek Indemnification. If the Indemnitee provides the Settlement Notice to the Indemnitor, unless the Indemnitor notifies the Indemnitee within fifteen (15) business days after the Indemnitor receives the Settlement Notice that the Indemnitor objects to the making of the settlement on the Settlement Terms, the Indemnitee may settle the claim on the Settlement Terms and shall be entitled to Indemnification in accordance with and subject to the terms of this Agreement. If the Indemnitor notifies the Indemnitee that the Indemnitor objects to the making of the settlement on the Settlement Terms, then the Indemnitor shall assume the defense and pay the entire amount, if any, that is recovered on account of the claim. If the Indemnitor so assumes the defense and is successful in reducing the amount of the claim (whether by litigation or settlement) to an amount that is less than that payable under the Settlement Terms, then the Indemnitee shall reimburse the Indemnitor for the lesser of (i) all legal fees and expenses that were incurred by the Indemnitor in reducing the claim and (ii) the amount of the reduction.

         16. Limitation of Liability. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, PROVIDER MAKES NO WARRANTIES OR REPRESENTATIONS WHATSOVEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES. In no event shall either Party be liable to the other Party for any indirect (including without limitation lost profits or loss of business opportunity), incidental, consequential or punitive damages resulting from the Services or from any breach of this Agreement.

         17. Notices. All notices and other communications required or permitted to be given under this Agreement or which either Party elects to give, shall be in writing and, except as otherwise specifically provided, shall be either delivered personally or sent by independent courier or express delivery service or by electronic facsimile transmission to the other Party at the address indicated below (or to such other address as the Party designates for itself by notice given in accordance with this Section 16). All notices shall be deemed given (a) upon delivery, if personally delivered or (b) three (3) days after being dispatched with the independent courier or express delivery service or (c) upon the effective sending of an electronic facsimile transmission.

                           IF TO PROVIDER:

                           _____________________
                           _____________________
                           _____________________
                           Attention:___________
                           Facsimile No: (___) ________
                           Telephone No: (___) ________

                           IF TO COMPANY:

                           _____________________
                           _____________________

                           _____________________
                           Attention:___________
                           Facsimile No: (___) ________
                           Telephone No: (___) ________

         18. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Agreement or the application of that term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected and each term and provision of this Agreement shall be valid and enforceable to the extent permitted by law.

         19. Governing Law. This Agreement shall be governed by and construed, and performance thereof shall be determined, in accordance with the laws of the State of Minnesota, without giving effect to the conflicts of law provisions thereof.

         20. Dispute Resolution. All disputes arising under this Lease will be resolved by the parties through the dispute resolution procedures described on Exhibit C attached hereto and incorporated herein by this reference.

         21. Records and Reports. Provider will maintain the records relating to the Services separate from the records that it otherwise maintains, and shall maintain the records relating to Company and the Services in strictest confidence, and in accordance with the Nondisclosure Provisions attached as Exhibit B. Provider will provide Company with such reports and information concerning the Services which Company reasonably requests.

         22. Antitrust Compliance. Company and Provider shall fully abide by all relevant antitrust laws, rules and regulations which may govern the operation of Company and Company's relationship with Provider under this Agreement. Company and Provider shall establish an antitrust training program to ensure that their employees are made aware of relevant antitrust laws. In addition, Company and Provider will implement operating principles and/or communication guidelines related to the provision of Services designed to comply with all relevant antitrust laws, rules and regulations.

         23. Further Assurances. Each Party agrees from time to time to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by law or reasonably requested by the other Party to carry out and effect the intent and purpose of this Agreement.

         24. Nonwaiver. The failure or delay of a Party to insist upon strict performance of any of the provisions of this Agreement, to exercise any rights or remedies provided under this Agreement or by law, or to notify the other Party in the event of breach or default under this Agreement, shall not release or relieve such other Party from any of its obligations under this Agreement and shall not be deemed a waiver of any right to insist upon strict performance of this Agreement or any of the rights or remedies under this Agreement, nor shall any purported modification or rescission of this Agreement operate as a waiver of any of the provisions of this Agreement.

         25. Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the Parties and their respective permitted successor and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         26. Entire Agreement; Amendment. This Agreement (a) constitutes the entire agreement between the parties with respect to the the subject matter hereof and supersedes any prior oral or written agreement or representation by or between the Parties, and (b) may be amended only by an instrument in writing executed by both of the Parties.

         27. Counterparts. This Agreement may be executed in counterparts, all of which counterparts taken together shall constitute one original agreement.

         IN WITNESS WHEREOF, Company and Provider each has caused this Agreement to be executed by its duly authorized officer.


                                             -----------------------------



                                            By:
                                                ------------------------------
                                            Name:
                                            Title:


                                            TACOMA EXPORT AND MARKETING, LLC



                                            By:
                                                ------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT A

                          FORM OF SCHEDULE OF SERVICES



Date:___________________________

         This SCHEDULE OF SERVICES is issued pursuant to the Services Agreement dated as of _____ between TEMCO, LLC ("Company") and ________________ ("Provider") which is hereby incorporated into this Schedule of Services by reference.

I. Description of Services. Provider shall perform the following Services for Company:



II.      Compensation.



III.     Special Provisions.



TACOMA EXPORT MARKETING, LLC                 _______________________________


By:                                          By:
    -------------------------------              -------------------------------


Name:                                        Name:
      -----------------------------                -----------------------------


Title:                                       Title:
       ----------------------------                 ----------------------------

                                    EXHIBIT B

                   NONDISCLOSURE AND I.P. OWNERSHIP PROVISIONS

         CONFIDENTIALITY. During the term of this Services Agreement, Company and Provider may exchange certain Confidential Information with one another. "Confidential Information" shall mean all information owned by or in possession of either Company or the Provider, that is not generally known to the public, whether of a technical, business or other nature (including, without limitation, inventions, trade secrets, know-how and information relating to the customers, business plans, promotional and market activities, finances and other business affairs of such party) that is disclosed by a party, (the "Disclosing Party") to the other party (the "Receiving Party") in furtherance of this Services Agreement.

         NON-DISCLOSURE AND NON-USE. The Receiving Party agrees to treat as secret and hold in strict confidence all Confidential Information it receives from the Disclosing Party under this Services Agreement. The Receiving Party agrees that it will not disclose any Confidential Information to any third party without the prior written permission of the Disclosing Party (or as otherwise specifically provided in this Agreement), however, in the case of disclosure by Company to the Company Member that is not the Provider under this Services Agreement oral permission is sufficient). The Receiving Party also agrees that it will only use the Confidential Information received under this Services Agreement as specifically provided herein and in furtherance of this Agreement. The Receiving Party agrees that only its employees with a bona fide need to know, and who have signed the Appendix To Nondisclosure Provisions, shall be provided access to the Confidential Information of the Disclosing Party. In the event the Receiving Party is required by court order, or by law or legal process, to disclose Confidential Information of the Disclosing Party, the Receiving Party shall inform the Disclosing Party in writing prior to making such disclosure to provide sufficient time to request a protective order or other appropriate measure, and the Receiving Party will disclose only such information that is legally required and will use its reasonable best efforts to obtain confidential treatment for any Confidential Information that is so disclosed.

         EXCLUSIONS TO CONFIDENTIAL INFORMATION. Confidential Information shall not include information that (a) was in the public domain, in its entirety in a unified form, at the time of disclosure to the Receiving Party; (b) was known by the Receiving Party prior to its disclosure by the Disclosing Party; (c) becomes part of the public domain after the date of disclosure by the Disclosing Party through no fault of the Receiving Party; or, (d) is disclosed by a third party to the Receiving Party after the date of disclosure by the Disclosing Party, where the third party did not require the Receiving Party to hold such information in confidence and did not acquire such information directly or indirectly from the Disclosing Party;

          OWNERSHIP. Except as otherwise specifically provided in this Services Agreement, all rights to Confidential Information, trade secrets, know-how, inventions, patents, patents pending, copyrights, trademarks, and tradenames (hereinafter, "Intellectual Property") owned by Provider shall be fully retained by Provider and no rights or licenses are provided to Company. In the event that any Intellectual Property based upon Provider's Intellectual Property is created under this Services Agreement, the new Intellectual Property shall be owned by Provider with a non-exclusive, royalty-free, non-transferrable, perpetual, worldwide license being granted to Company for use of the new Intellectual Property consistent with the Business Purpose.

1.

                      APPENDIX TO NONDISCLOSURE PROVISIONS

                             EMPLOYEE AND AFFILIATE
                          ACKNOWLEDGEMENT AND AGREEMENT


I, the undersigned, hereby acknowledge that I have received and read the Nondisclosure and I.P. Provisions of the Services Agreement dated _______ between ____________ and Tacoma Export and Marketing Company, LLC ("Company"), and that I understand all of the provisions thereof. I further acknowledge that I may receive Confidential Information (as defined in the Nondisclosure Provisions), and my receipt of that Confidential Information is conditioned upon my execution of this Acknowledgement and Agreement. By signing below, I agree to abide by the terms of the Services Agreement.



Date:_________________________                    ______________________________
                                                  Company


                                                  ------------------------------
                                                  Signature


                                                  ------------------------------
                                                  Print Name

                                   EXHIBIT 3.1


                    INITIAL CAPITAL CONTRIBUTIONS OF MEMBERS


CARGILL MEMBER: Cargill's 50% partnership interest in Tacoma Export Marketing Company, a Washington general partnership.





CHS MEMBER: CHS's 50% partnership interest in Tacoma Export Marketing Company, a Washington general partnership.

                                   EXHIBIT 5.2


                         DESIGNATION OF INITIAL MANAGERS


CARGILL'S INITIAL MANAGERS:

(1)      William M. Hale
(2)      Frank L. Sims
(3)      R. Wayne Teddy



CHS' INITIAL MANAGERS:

(1)      Rick Browne
(2)      David Kastelic
(3)      Brian Schouvieller

                                  EXHIBIT 10.3

                              Put-through Agreement

                                 EXHIBIT 12.1(f)

       PENDING OR THREATENED ACTIONS, SUITS, PROCEEDINGS OR INVESTIGATIONS


1. The Port of Tacoma claims that ContiGroup (formerly known as Continental Grain Company) ("Conti") and/or Cargill are responsible for certain additional rent relating to a lease of aquatic tidelands that the Port of Tacoma executed with the State of Washington in October 1972. The Port of Tacoma has sought to pass on such rent to Conti/Cargill, which relates to the water lot required for the placement, maintenance and operation of the wharves, docks, dock walls and marine gallery and similar water-based structures benefiting the facility. Conti and Cargill have objected to the Port's claim for additional rent.